THE ROCK CREEK GROUP, LP

CODE OF ETHICS

January 2025

TABLE OF CONTENTS
Page
I.STATEMENT OF GENERAL PRINCIPLES    1
A.Fiduciary Responsibilities    1
1.Duty to Disclose Material Facts and Conflicts.    1
2.Duty to Act in the Best Interests of Clients.    2
3.Duty to Treat Each Client Fairly.    2
4.Duty to Provide Suitable Investment Advice    2
B.Personal Securities Transactions    2
II.DEFINITIONS    3
A.“Access Person”    3
B.“Beneficial Ownership”    3
C.“Covered Account”    3
D.“Portfolio Fund”    4
E.“Security or Securities”    4
F.“Reportable Securities”    4
G.“Securities Transaction”    5
III.GENERAL REQUIREMENTS FOR ACCESS PERSONS    5
A.Securities of Certain Issuers in Which Access Persons Have Interests    5
1.General Prohibition    5
2.Disclosure Requirement    5
3.CCO Authorization    5
B.Special Requirements for Private Investments, New Issues, and Other Investments    6
1.General    6
2.Directorships and Options in Portfolio Companies    6
3.Restricted Securities List and Blackout Periods    6
4.Prior Approval Requirement    7
5.Investment Holding Period    9
6.Investment in Cryptocurrencies    9
7.Purchase or Sale of Securities of Registered Funds and the Securities in Sub-Portfolios to Which RockCreek Is a Sub-
Adviser    9

C.Reporting    10
1.Use of Approved Broker    10
2.Initial and Annual Disclosure of Personal Holdings    10
3.Quarterly Disclosure of Personal Securities Transactions and
New Covered Accounts    11
IV.OTHER DUTIES/RESPONSIBILITIES/GIFTS    12
A.Service as a Director    12
B.Outside Employment    12
C.Corporate Opportunity    12
D.Gifts    13
1.Solicitation of Gifts    13
2.Cash or Cash-Equivalents    13
3.Speaking and Consulting Engagements    13
4.Receipt of Non-Cash Gifts    14
5.Giving of Non-Cash Gifts to Clients and Investors    14
6.Giving of Non-Cash Gifts to Pension Plans    15
7.Giving Non-Cash Gifts to Unions, Trustees or Representatives    15
8.Personal Gifts Commemorating a Life Event, Milestone    16
E.Personal Relationships    16
F.Loans    16
G.Charitable Contributions    16
1.Soliciting Charitable Contributions    16
2.Making Charitable Donations    16
H.Criminal Activity; Illegal Activity    17
I.Civic/Political Activities and Contributions    17
J.Reporting Violations    17
K.Websites and Social Networking    18
L.Acknowledgement and Certification    20
V.COMPLIANCE COMMITTEE RESPONSIBILITIES    20
A.Code Updates    20
B.Code Violations    20
VI.CODE OF ETHICS RECORDS    21
VII.INSIDER TRADING POLICY    21

A.SCOPE OF POLICY    22
1.What is Material Information?    22
2.What is Nonpublic Information?    22
3.Examples of Material Nonpublic Information    23
B.PROHIBITED CONDUCT    23
1.Insider Trading    23
2.Tipping    24
3.Front Running    24
4.Manipulation    25
5.Personal Benefit    25
C.COMPLIANCE PROCEDURES REGARDING INSIDER TRADING    25
1.Identifying Inside Information    25
2.Restricting Access to Material Nonpublic Information    26
3.Use of Consultants and Investment Contacts    26

Exhibits
Exhibit A – Trade Authorization Request Form
Exhibit B – Private Fund Private Transaction Request Form Exhibit C – Cryptocurrency Disclosure Form
Exhibit D – New Hire and Annual Disclosure of Personal Securities Holdings
Exhibit E – Quarterly Disclosure of Personal Securities Transactions and New Covered Accounts Exhibit F – Disclosure of New Corporate/Nonprofit Directorships
Exhibit G – Disclosure of Corporate/Nonprofit Directorships Exhibit H – Donations and Charitable Contributions Form
Exhibit I – Acknowledgment of Receipt of Compliance Manual, Code of Ethics, and Compliance Training
Exhibit J – Annual Certification of Compliance Exhibit K – Supplemental Quarterly Certification

This Code of Ethics and Insider Trading Policy (“Code”) (together with the RockCreek Compliance Manual, “Manual”), sets forth our standards of business conduct and the fiduciary principles and guidelines applicable to all team members (including temporary and contract employees) of The Rock Creek Group, LLC, The Rock Creek Group, LP, their relying advisers1, and their affiliated entities (collectively the entities are referred to as “RockCreek” or the “Firm” and team members are also referred to as “RockCreek team members” or “Firm team members”). The Manual provides procedures designed to comply with the requirements of Rule 206(4)–7 under the Advisers Act and Rule 17j-1 of the Investment Company Act, which requires a registered investment adviser to adopt and implement written policies and procedures; the Code is reasonably designed to prevent violations of the Advisers Act, the Investment Company Act, and other applicable federal securities laws2 by the adviser or any of its employees (i.e., the firm’s supervised persons).
RockCreek team members are required to retain the Manual and the Code in an accessible place and incorporate any updates and revisions that may be distributed from time to time. Appropriate disciplinary action will be taken for failure to comply with the requirements of the Manual and the Code and the applicable federal and state securities laws and regulations.
Capitalized terms used but not defined herein shall have the meanings set forth in the RockCreek Compliance Manual.
I.STATEMENT OF GENERAL PRINCIPLES
A.Fiduciary Responsibilities
RockCreek’s fiduciary relationship with its Clients (as defined in the Compliance Manual) imposes a series of general duties on RockCreek team members, discussed below. RockCreek team members will comply with these general duties as well as with the specific policies and procedures in this Code of Ethics and the RockCreek Compliance Manual.
1.Duty to Disclose Material Facts and Conflicts.
RockCreek and RockCreek team members have a duty to disclose all material facts that may affect the services provided to Clients. It is considered a fraudulent or deceptive act to make any untrue statements of a material fact or omit to state a material fact necessary to make the statement not misleading to any Client or prospective Client. As a general rule, information is material if there is a substantial likelihood that a reasonable Client would attach importance to it. The courts and the SEC have placed particular emphasis on the duty to disclose material conflicts of interest. In general, these conflicts are disclosed in the Form ADV for The Rock Creek Group, LP and in the private placement memoranda and subscription agreements of the RockCreek Funds and in the in the respective prospectuses and Statements of Additional Information of the
1 The list of relying advisers of The Rock Creek Group, LP is maintained at J:\Compliance\RockCreek - Relying Advisers.
2 The term “federal securities laws” refers to the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a — mm), the Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 — 5314; 5316 — 5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury – all as applicable and relevant to RockCreek.

Registered Funds to which RockCreek is a sub-adviser. Please remember that the appearance of a conflict of interest is sometimes as damaging to personnel and the Firm as an actual conflict. RockCreek team members are required to disclose all potential conflicts of interest to their supervisor, including those cases in which the conflict of interest occurs inadvertently. If you become aware of any other potential conflicts, please promptly alert the Chief Compliance Officer (the “CCO”) or a member of the Compliance Team.3
2.Duty to Act in the Best Interests of Clients.
RockCreek team members have a duty to act only in the best interests of the Clients, including the Funds. This duty generally requires that the interests of Clients be placed above the interests of RockCreek and RockCreek team members whenever a conflict may be present. In some instances, RockCreek may disclose the existence of a conflict and obtain the Investors’ prior consent to a proposed transaction or arrangement. If a conflict arises between the interests of Clients and the interests of RockCreek or RockCreek team members, it should be discussed with Compliance.
3.Duty to Treat Each Client Fairly.
RockCreek may not confer a benefit on one Client to the disadvantage of another Client. In keeping with this principle, RockCreek team members are to take care that their actions do not benefit one Client to the detriment of another. Variances among Clients (e.g., strategies, guidelines and objectives, liquidity needs, cash availability, and risk tolerance) may result in taking action in the performance of RockCreek’s duties to certain Clients that differ with regard to the timing and nature of action taken with respect to other Clients.
4.Duty to Provide Suitable Investment Advice.
RockCreek has a duty to give investment advice that is suitable to each Client. As a general rule, this duty requires RockCreek team members to be familiar with the representations made in private placement memoranda and marketing materials as to the investment objectives and activities of the Clients whose assets the Firm manages. It also requires RockCreek to conduct a full “due diligence” review in connection with selecting or recommending investments for the Clients.
B.Personal Securities Transactions
In general, RockCreek team members should not engage in any activity that conflicts with the interests of the Clients. To help avoid any potential conflicts and ensure compliance with any applicable legal and regulatory requirements, this Code of Ethics sets forth guidelines and restrictions for personal securities trading. If any individual has any doubt regarding an investment
—personal or otherwise — they should not proceed with the investment and may consult with the Compliance Team regarding the application of applicable guidelines and restrictions. At all times, a RockCreek team members will:

3 The CCO and members of the Legal-Compliance Team are collectively referenced herein as “Compliance” or the “Compliance Team.”

•Place the interests of the Clients first. RockCreek team members are to avoid serving their own personal interests ahead of the interests of the RockCreek Clients. They may not cause any Client to take action, or not to take action, for their personal benefit rather than the benefit of the Client. For example, a team member may violate this Code by taking a limited investment opportunity for themselves without first considering whether the investment is appropriate for the Clients.
•Avoid taking inappropriate advantage of position. For example, RockCreek team members may not use knowledge of a Client’s portfolio transactions or the transactions of a Portfolio Fund to personally profit by the market effect of those transactions.
•Conduct all personal trading in full compliance with this Code, including all blackout, pre-trade clearance, and reporting requirements. Doubtful situations should be resolved in favor of the Client in question.
II.DEFINITIONS
The following is a list of defined terms used in this Code of Ethics and the RockCreek Compliance Manual:
A.“Access Person” means:
1.any principal, partner, director, or officer of RockCreek; and
2.any person (RockCreek team member and/or an independent contractor) that is subject to the control or supervision of RockCreek and who has access to nonpublic information regarding the purchase or sale of securities for RockCreek’s Clients or is involved in making securities recommendations for RockCreek Clients. A current list of Access Persons is maintained by the Compliance Team.
B.“Beneficial Ownership” means having or sharing the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. A person will be deemed to have beneficial ownership indirectly in securities held by any member of the person’s immediate family sharing the same household. Similarly, a person will be deemed to have beneficial ownership indirectly in the portfolio securities held by a corporation or partnership controlled by that person.
C.“Covered Account” means, with respect to each Access Person:
1.any personal securities account of Reportable Securities of the Access Person;
2.any joint or tenant-in-common securities account of Reportable Securities in which the Access Person is a participant;
3.any securities account of Reportable Securities of the Access Person’s spouse, domestic partner, minor children, or other family members sharing the same household;
4.any securities account of Reportable Securities over which the Access Person acts as trustee, executor, or custodian or has similar powers of attorney for the benefit of the

Access Person, the Access Person’s spouse, life partner, minor children, or other family sharing the same household; and
5.any other securities account of Reportable Securities in which the Access Person has Beneficial Ownership, directly or indirectly.
A Covered Account does not include any account over which the Access Person does not have any direct or indirect influence or control.
D.“Portfolio Fund” means a fund in which a Client (including one of the RCG Funds) invests upon RockCreek’s recommendation.
E.“Security or Securities” includes stock, notes, debentures, limited partnership interests, limited liability company interests, and investment contracts, plus all derivative instruments (such as futures, options, and warrants) that are related to the foregoing. All exchange- traded funds (“ETFs”), including those organized as mutual funds, and American Depositary Receipts (“ADRs”), are “Securities” for purposes of the Code of Ethics.
The term “Security or Securities” does not include direct obligations of the U.S. government, money market instruments (e.g., bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments), shares of money market funds, shares of mutual funds (unless RockCreek or an affiliate acts as the sub-adviser, investment adviser, or principal underwriter for the fund), interests in 529 Plans (where the investment adviser or its control affiliate does not manage, distribute, market, or underwrite the 529 Plan or the investments and strategies underlying the 529 Plan that is a college savings plan) and units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.
F.“Reportable Securities” Rule 204A-1 treats all securities as reportable securities, with five exceptions designed to exclude securities that appear to present little opportunity for the type of improper trading that the access person reports are designed to uncover:
•Transactions and holdings in direct obligations of the Government of the United States.
•Money market instruments — bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments.
•Shares of money market funds.
•Transactions and holdings in shares of other types of mutual funds, unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund.
•Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

For the avoidance of doubt, a registered open-end ETF other than a Registered Fund to which RockCreek is a sub-adviser is not a Reportable Security and therefore is excluded from being precleared and reported under this Code.4

With respect to Registered Funds to which RockCreek is a sub-adviser, Access Persons are permitted to purchase and sell securities of such Registered Funds and are required to submit statements evidencing the purchase or sale of securities in the applicable Registered Fund. Moreover, the purchase or sale of securities in any such Registered Fund is subject to the 30 day holding period set forth herein. See Section III.B.7.

G.“Securities Transaction” means a purchase or sale of Securities, which includes the writing of an option to purchase or sell a Security.
III.GENERAL REQUIREMENTS FOR ACCESS PERSONS
Access Persons are not to engage in any Securities Transactions that involve a conflict of interest, possible diversion of a corporate opportunity, or the appearance of impropriety. The following rules and restrictions will apply to such Securities Transactions of Access Persons and Covered Accounts.
It is noted that the submission by individuals of their trading information to RockCreek does not imply that they are actually Access Persons for compliance purposes given that the team members may voluntarily submit information to Compliance.
A.Securities of Certain Issuers in Which Access Persons Have Interests
1.General Prohibition. Consistent with the norms of fiduciary duty, an Access Person may not cause or attempt to cause any Client, RCG Fund, Separate Account, or Registered Fund to which RockCreek is a sub-adviser, to purchase, sell or hold any security for the purpose of creating any personal benefit.
2.Disclosure Requirement. Prior to recommending or otherwise causing a Client to acquire securities of a Portfolio Fund in which an Access Person has a material personal interest, the Access Person is required to disclose that material personal interest in writing to Compliance. Interests in a Portfolio Fund attributable to an earlier acquisition of the Portfolio Fund’s securities by another RCG Fund (i.e., when the Access Person has invested in an RCG Fund) may be deemed to be material for purposes of this Code. This disclosure should be made before the investment decision is finalized to provide for an independent review; the same disclosure is not needed more than once. Once disclosure is made, a member of the Compliance Team is to review and authorize independently the proposed investment, through consultation with an Investment Professional who does not have an interest in that particular issuer.
3.CCO Authorization. The CCO (or a designee) may authorize any such investment decision of a security to which an Access Person has material personal interest, if the
4 Closed-end ETFs are subject to preclearance and reporting.

proposed acquisition by the Client (i) takes place in the ordinary course; (ii) is not expected to have any material market impact on the price of such securities; (iii) does not confer any potential benefit on the Access Person that may be deemed material; and (iv) is appropriate given any other conditions that Compliance deems reasonable and considering the facts and circumstances as provided to the Compliance Team.
B.Special Requirements for Private Investments, New Issues, and Other Investments
1.General
From time to time, potential conflicts of interest may arise if Access Persons are offered “special” opportunities to participate in private placements or new issues for their personal benefit as a result of their position or relationship with RockCreek or a Client. In addition, potential conflicts of interest, such as front running, may arise if Access Persons purchase Securities (as defined in II.E. above) as well as financial instruments that are carved out of the statutory definition of “Securities” under the Code of Ethics rule based on non-public information obtained as a result of their position or relationship with RockCreek or a Client. Such participation may raise the question whether the opportunity should have been offered to the Clients and whether it was inappropriately offered to the Access Person. It is RockCreek’s policy that the interests of the Clients come first and that no Access Person may be favored over a Client in determining allocations of investment opportunities.
2.Directorships and Options in Portfolio Companies
In connection with board or other activities for portfolio companies to which RCG Funds and Separate Accounts invest in, Access Persons may be granted options in the securities of such companies. Any such options should be contributed to the appropriate RockCreek Clients. They may not be retained by the Access Person.
3.Restricted Securities List and Blackout Periods
Certain transactions that RockCreek engages may prohibit Access Persons from trading in certain securities for a specified time period (for either business or legal reasons). These securities will be included in the Restricted List or subject to a Blackout Period.
A security will be designated as “restricted” if RockCreek has access to material non-public information about the security or its issuer. Such securities will appear on a Restricted List maintained by the Compliance Team. An Access Person may not engage in trading activity in their Covered Account with respect to a security while it is on the Restricted List, except with the prior approval of Compliance. In the absence of such approval, trading in securities on the Restricted List is prohibited and any orders placed but not yet executed in respect of such security must be cancelled. Restrictions with regard to securities on the Restricted List extend to options, rights, warrants and other derivative instruments relating to those securities, any equivalent security, and any securities convertible into those securities. The Restricted List will be uploaded and maintained on the Firm’s electronic personal trading platform. Any potential personal trade will be cross checked against the Restricted List, which may be done electronically or in such other manner as the Compliance Committee determines. The Restricted List will be available upon request.
The Firm also will impose blackout periods (“Blackout Periods”), applicable to each Access Person, which will prohibit trading in a Covered Account in securities traded on behalf of any Client account where RockCreek (i) purchases individual securities directly; or (ii) has access to transaction information on a 48-hour or less delay measured from execution. Such Blackout Periods will apply to the 48 hours prior to and after each trade is executed. Any potential personal trade will be cross-checked against securities subject to the Blackout Period electronically. Compliance may require any prohibited orders placed during a Blackout Period but not yet executed to be cancelled. Compliance also may require any prohibited transactions occurring during a Blackout Period to be unwound. The Access Person bears the risk of any resulting losses.
In the event an Access Person, at the commencement of their employment, is the Beneficial Owner of a Security that is subject to a blackout period or on the Restricted List, the Access Person is required to continue to hold such Security until receiving prior approval from the CCO (or a designee) to sell that Security, using the Trade Authorization Request Form attached as Exhibit A.
Any violation of this Section III.B.3 may be grounds for immediate dismissal.
4.Prior Approval Requirement
In general, Access Persons are required to go to the Automated Compliance System5; select Request Type (e.g., Equities/ETFs/Funds, Fixed Income, Option, IPO, Private Investment, Other); and submit the trade request to obtain prior approval before directly or indirectly acquiring Beneficial Ownership in any new issue (“IPO”); in any private placement, including private placements of limited partnership interests (e.g., hedge funds, private equity funds); any security on the Restricted Securities List as maintained by the Compliance Team (see next paragraph about securities on the Restricted List); or any security subject to a Blackout Period. Authorization granted for trades through this prior approval process will be valid through the end of the next business day following receipt of such authorization.
See the Trade Authorization Request Form (attached as Exhibit A) as an example.
Access Persons seeking to invest in a private fund or private transaction (e.g., a private offering by a privately held business) are to complete the Private Fund Private Transaction Request Form attached as Exhibit B.
Securities on the Restricted List or Subject to a Blackout Period
Prior to engaging in a transaction to buy or sell and Security in a Covered Account, each Access Person is required to enter information regarding the proposed transaction into the Firm’s electronic personal trading software. A request for a transaction involving Securities on the Restricted List or subject to a Blackout Period at the time of the proposed transaction are set to be automatically denied.
5 RockCreek’s Automated Compliance System is accessed by going to https://www.mycomplianceoffice.com.

If a proposed trade is automatically denied because it involves a Security on the Restricted List, then the denied trade can be escalated for review by completing the Trade Authorization Request Form. Approvals will be granted only under extraordinary circumstances and when (i)such transaction will not present a risk of harm to a RockCreek Client; and (ii) the Access Person does not have material non-public information about such securities or the issuer of such securities; and (iii) the Access Person does not intend to engage in front running.
If a proposed trade is automatically denied as being subject to the Blackout Period, the Access Person is required to abide by this decision unless such person wants to escalate the request for review by completing the Trade Authorization Request Form. Approvals will be granted only under extraordinary circumstances and when (i) such transaction will not present a risk of harm to a RockCreek Client; and (ii) the Access Person does not have material non-public information about such Securities or the issuer of such Securities; (iii) the Access Person does not intend to engage in front running; (iv) and the Access Person demonstrates financial hardship as a result of the trading restriction.
IPOs
With respect to each new issue subject to the prior approval requirement, the request for the transaction is to be reviewed by Compliance and approved in writing by the CCO (or designee). Approval will be granted, provided that (i) the investment opportunity has been considered first for investment on behalf of a Client or is not a suitable investment for any Client; and (ii) the investment opportunity has not been made available to an Access Person by virtue of their position with RockCreek or with a Client.
With respect to IPOs, Access Persons are required to go to the Automated Compliance System, select Request Type (i.e., IPO), and submit the trade request.
Private Placements
With respect to each private placement transaction, the request for the transaction is to be reviewed by Compliance and approved in writing by the CCO (or designee). Approval will be granted, provided that (i) the investment opportunity has been considered first for investment on behalf of a Client (if and as appropriate) or is not a suitable investment for any Client; (ii) the Access Person does not have material non-public information about the security; and (iii) any other consideration reasonable in light of the investment.
With respect to private placements, Access Persons should go to the Automated Compliance System, select Request Type (i.e., Private Investment), and submit the trade request.6
Access Persons that are deemed to be and approved as knowledgeable employees for purposes of investing in a RockCreek private fund are considered to be pre-cleared. As such, submission of the Private Fund Private Transaction Request Form is not required for these particular types of investments.

6 Access Persons may also submit the Private Fund Private Transaction Request Form in paper format for pre-approval.

5.Investment Holding Period
All positions in Covered Accounts (whether or not they are subject to prior approval requirement) are required to be held for a minimum period of 30 calendar days. Access Persons are prohibited from closing a position in a Covered Account within 30 calendar days of the date the position was established and purchasing, selling or entering into a Derivative (including an option contract) that expires in less than 30 calendar days. With respect to option exercises, the option holding period may be tacked on to meet the minimum holding period requirement. The trade date of each purchase and sale will be the date used to determine when that position was established.
A position may be liquidated within 30 calendar days of the date the position was established if the subsequent liquidating transaction will result in a financial loss equal to, or greater than, 5% of the cost basis to establish the position (excluding commission costs and fees). Permission may be granted to liquidate a position before the end of the 30-calendar day holding period if the Access Person may be subject to financial hardship if required to maintain the position. Hardship cases will require separate approval from Compliance. The requirements of this section do not apply to the accounts of Access Persons’ immediate family members.
6.Investment in Cryptocurrencies
As a matter of policy, RockCreek permits Access Persons to invest directly in cryptocurrencies without preclearance subject to disclosure of such investments. Access Persons who choose to invest in a cryptocurrency are to disclose to Compliance any investment or trading account through which they make or hold such investments by completing the Cryptocurrency Disclosure Form (Exhibit C) and update this disclosure on a quarterly basis.
Given the uncertainty about the regulatory requirements for cryptocurrencies, it is noted that this policy regarding the disclosure of investments in cryptocurrencies is subject to change and additional obligations such as preclearance may be required per rules and amendments of the Securities and Exchange Commission.7
For the avoidance of doubt, an Access Person investing in a cryptocurrencies-focused fund is subject to the applicable preclearance requirements set forth in this Code.
7.Purchase or Sale of Securities of Registered Funds and the Securities in Sub-Portfolios to Which RockCreek Is a Sub-Adviser
Access Persons are permitted to purchase and sell the securities of Registered Funds to which RockCreek is a sub-adviser.
Any purchase of securities of a Registered Fund to which RockCreek is a sub-adviser is subject to the 30-calendar day holding period set forth above in Section III.B.5.

7 The Securities and Exchange Commission has not codified cryptocurrencies to be a security that would be a “reportable security” under the Code of Ethics Rule. The Commission’s position may change in the future.

Additionally, RockCreek as a sub-adviser in the respective Registered Funds rebalances its applicable sub-portfolios on a quarterly basis pursuant to a schedule. Access Persons are restricted from purchasing or selling shares of the applicable Registered Fund 10 days prior to the rebalance and 10 days after the rebalance (the “Rebalancing Period”).
Moreover, Access Persons are restricted from purchasing or selling the same single issuer securities with an average daily trading volume (“ADTV”) of less than $10 million that are being rebalanced in the Registered Funds under the same 10 days prior/10 days after time period. For the avoidance of doubt, this restriction with respect to single issuer securities does not apply to large cap issuers.
Additionally, in general, Access Persons are restricted from purchasing or selling certain securities added to the Restricted List that are in a RockCreek sub-advised Registered Fund sub- portfolio.
C.Reporting
1.Use of Approved Broker
The Firm requires Access Persons to maintain their Covered Accounts at one or more designated broker-dealer firms. A list of designated brokers is maintained by the Compliance Team. Each Access Person will arrange for such designated brokers to send duplicate copies of all initial holdings, trade confirmations and all monthly account statements relating to personal holdings directly to RockCreek’s third-party personal trading service provider via the Firm’s electronic personal trading platform or to Compliance.
Compliance may approve the use of a broker-dealer that is not included on the list of designated brokers. Such approval will be granted where the Access Person requesting the use of another broker-dealer makes the appropriate arrangements pursuant to this Code.
Each Access Person will have 30 days from the commencement of employment in which to transfer accounts and comply with this provision. It is acknowledged that given circumstances with brokers and custodians beyond the control of an Access Person, the process may not be completed within 30 days, and Compliance expects the Access Person to have commenced such process within this time frame.
2.Initial and Annual Disclosure of Personal Holdings
Access Persons are required to submit holdings reports for Reportable Securities. Within 10 days of the commencement of employment, Access Persons are required to submit information on all Reportable Securities held in Covered Accounts, including private securities holdings, e.g., hedge funds (other than RCG Fund securities), using the New Hire and Annual Disclosure of Personal Securities Holdings form (Exhibit D). In addition, Access Persons are required to submit the New Hire and Annual Disclosure of Personal Holdings form annually by January 31. The information reported is required to be current as of 45 days or less of the date the report is submitted.

3.Quarterly Disclosure of Personal Securities Transactions and New Covered Accounts
Access Persons are required to submit transaction reports for Reportable Securities in their Covered Account to Compliance for recordkeeping and review using the Quarterly Disclosure of Personal Securities Transactions and New Covered Accounts form (Exhibit E). The report is required to be provided no later than 30 days after the end of each calendar quarter in which a Securities Transaction of Reportable Securities has occurred in the Covered Account. Access Persons can satisfy this obligation by directing their brokers to supply duplicate copies of quarterly account statements electronically for Covered Accounts to Compliance. In lieu of submitting the quarterly report electronically, under limited circumstances, Access Persons may direct their brokers to supply duplicate copies of quarterly account statements for Covered Accounts to Compliance. Four quarterly statements will cover all Securities Transactions of Reportable Securities required to be reported. All statements should be provided no later than thirty (30) days after the end of each calendar quarter.
For securities transactions in a Covered Account of Reportable Securities that are not effected through a broker or dealer (for example, purchases or sales of limited partnership interests), Access Persons are required to provide Compliance with a record of the transaction including the title and amount of the security, date and nature of the transaction (e.g., purchase or sale), price, and, if the transaction was effected with or through a bank, and the name of the bank. This record is required to be provided no later than 30 days after the end of the calendar quarter in which the transaction was effected. It is acknowledged that for private securities transactions that are not liquid and are held for long periods of time, the information contained in the prior approval form is the information that is required and that satisfies the above. Should there be any changes/transactions related to such private securities, the Access Persons are expected to provide any material updates to Compliance.
Additionally, all Access Persons are required to disclose any new Covered Accounts of Reportable Securities that were established during the past calendar quarter in the Quarterly Disclosure of Personal Securities Transactions and New Covered Accounts form.
IV.OTHER DUTIES/RESPONSIBILITIES/GIFTS
A.Service as a Director
Access Persons are required to obtain prior authorization from the Compliance before serving on the board of directors of any company that is a “for profit” company or organization, and are to disclose any service on the board of directors of any entity, including a not-for-profit organization. Prior authorization may be requested by submitting to Compliance a completed Disclosure of New Corporate/Nonprofit Directorships form, which is attached to this Code as Exhibit F. Authorization will be based upon a determination that the board service would not be inconsistent with the interests of RockCreek or its Clients, and is consistent with the provisions of the Code and the RockCreek Compliance Manual.

Access Persons that serve on the boards are required to certify such directorships are up to date on a quarterly basis in the Disclosure of Corporate/Nonprofit Directorships form (see Exhibit G) that is available on the Automated Compliance System.
B.Outside Employment
The Firm discourages its team members from holding outside employment, but outside employment may be allowed in some cases. The Firm does not allow a team member to engage in outside work that:
a.Detracts from the team member’s ability to discharge Firm responsibilities.
b.Adversely affects the quality of the team member’s work for the Firm.
c.Competes with the Firm.
d.Requires the use of the Firm’s resources or facilities.
e.Affirms/implies that the Firm endorses or sponsors the outside interest.
f.Could damage the Firm’s reputation.
g.Creates an actual or potential conflict of interest.
Access Persons are required to obtain prior written authorization from the CCO (or designee) before accepting outside employment.
C.Corporate Opportunity
Access Persons may not acquire or derive personal gain or profit from any business opportunity or investment that comes to their attention as a result of affiliation with the Firm without first disclosing all relevant facts pertaining to the opportunity to Compliance and formally offering such opportunity or investment to the Firm in writing.

D.Gifts
This section describes policies and procedures designed to ensure that RockCreek team members are not unduly influenced by the receipt of gifts or other inducements and do not attempt to improperly influence current or potential clients, investors, vendors or service providers with gifts or other inducements.8 For purposes of this section, the term “gift” includes money, services, travel, entertainment, hospitality, and products, including, gifts related to national holidays or other similar circumstances.
8 See Gifts and Entertainment Desktop Process which provides guidelines for situations involving gifts and entertainment that are likely to occur in connection with our business relationships with investors and clients and with vendors to assist and remind team members when pre-clearance and reporting are required.

Accepting gifts is improper when it would compromise, or could reasonably be viewed as compromising, a team member’s ability to make objective and fair business decisions that are in the best interests of RockCreek’s clients or investors. Similarly, providing gifts may be improper when the gift appears to be an attempt to secure business through improper means or to gain a special unfair advantage in a business relationship. Finally, a team member that purchases products or services (e.g., office supplies, technology-related products, or brokerage or investment management services) for RockCreek or its clients may not use that position to benefit him or herself.
Compliance with these policies is an important condition of employment with RockCreek. Violations are extremely serious and may result in severe sanctions, which may include reduction of salary, loss of bonus, termination of employment for cause, or for certain violations, criminal sanctions. Accordingly, these policies should be interpreted broadly and any questions should be directed to the team member’s supervisor and the Compliance Committee. If a team member wishes to request an exception to these policies, they are required to obtain the prior written approval of the CCO (or designee).
1.Solicitation of Gifts
No RockCreek team member may solicit directly or indirectly any gift from a current or potential client, investor, vendor, or service provider.
2.Cash or Cash-Equivalents
RockCreek team members may never give to, nor accept for themselves or for their friends and/or family, cash or cash equivalents (e.g., gift cards or gift certificates) from current or potential clients, investors, or persons who provide goods or services to RockCreek directly or indirectly (including underlying funds and their investment managers).
3.Speaking and Consulting Engagements
RockCreek team members may not accept personal compensation from anyone for speaking or consulting engagements without the prior approval of the CCO (or designee). When seeking such prior approval, the RockCreek team member bears the obligation to provide Compliance with sufficient information to determine and evaluate potential conflicts of interest.

4.Receipt of Non-Cash Gifts
Except as described in this sub-section, team members may receive gifts up to $100 in the aggregate per year from any current or potential client, investor, vendor or service provider. If gifts given to a RockCreek team member are of an extraordinary or extravagant nature, the team member should immediately contact the Compliance Team for guidance.
□Nominal Gifts. RockCreek team members may accept gifts of merely nominal value, which may include usual and customary promotional items, such as calendars, holiday gifts, restaurant guides, hats, pens, or other items marked with a company’s logo without counting them toward the $100 limit.
□Gifts from Issuers. Access Persons may not accept gifts from issuers (including private investment companies) with a value in excess of $100 whose securities they cover, buy, recommend to clients, or consider recommending to clients without the prior written approval of the CCO (or designee).
□Business Meals. RockCreek team members may accept business meals from current or potential clients, investors, Portfolio Funds, vendors, and service providers without counting them toward the $100 annual limit if: (i) the meals have a valid business purpose; (ii) a representative of the vendor or service provider is present; and (iii) they are held at appropriate venues consistent with appropriate standards of ethics, integrity, and professional propriety and (iv) the meals are not so frequent or extravagant as to raise any question of impropriety. Business meals have a valid business purpose when they provide an opportunity to discuss legitimate business topics.
□Entertainment. RockCreek team members may attend entertainment events without counting them toward the $100 annual limit if: (i) they have a valid business purpose;
(ii) a representative of the client, investor, vendor, or service provider is present; (iii) they are held at appropriate venues consistent with the highest standards of ethics, integrity, and professional propriety; and (iv) they are not so frequent or extravagant as to raise any question of impropriety. Entertainment events have a valid business purpose when they provide an opportunity to discuss legitimate business topics.
□Travel Expenses. Except as described in this paragraph, no transportation or lodging expenses may be reimbursed or paid for by any entity other than RockCreek without prior written approval from Compliance. A team member may accept transportation and/or lodging if they are: (i) incidental to a business-related event or meeting; and (ii) reasonable under the circumstances. Except as set forth in the preceding sentence, a team member may not accept transportation and/or lodging without Compliance’s prior approval.
5.Giving of Non-Cash Gifts to Clients and Investors
Except as described below, no team member or person associated with RockCreek (which includes RockCreek team members) may offer gifts having an aggregate value of more than $100 per year to any current or potential client or investor, or person associated with a current or potential client or investor.

□Business Meals. RockCreek team members may host business meals for current or potential clients or investors without counting them toward the $100 annual limit if: (i) the meals have a valid business purpose; (ii) a RockCreek team member is present; (iii) they are held at appropriate venues consistent with the appropriate standards of ethics, integrity, and professional propriety; and (iv) the meals are not so frequent or extravagant as to raise any question of impropriety.
□Entertainment. RockCreek team members may host entertainment events for current and potential clients or investors without counting them toward the $100 annual limit if: (i) they have a valid business purpose; (ii) a RockCreek team member is present;
(iii) they are held at appropriate venues consistent with the appropriate standards of ethics, integrity, and professional propriety; and (iv) they are not so frequent or extravagant as to raise any question of impropriety.
□Travel Expenses. RockCreek team members may provide to current or potential clients or investors reasonable transportation without counting such transportation toward the
$100 annual limit; provided such transportation is in connection with visits to RockCreek offices or some other valid business purpose, such as to and from meetings, business meals and entertainment events meeting the standards set forth in this Code.
6.Giving of Non-Cash Gifts to Pension Plans
Many state and local governments restrict gratuities to, and entertainment of, representatives of State governments and governmental benefit plans. The rules vary in different jurisdictions; in some instances, the dollar thresholds above which gratuities or entertainment are unlawful may be quite low. Given the foregoing, RockCreek team members may only give non- cash gifts to representatives of State governments and governmental benefit plans after prior clearance from Compliance.
7.Giving Non-Cash Gifts to Unions, Trustees or Representatives
Many unions and Taft-Hartley benefit plans restrict gratuities to, and entertainment of their representatives. Given the foregoing, no RockCreek team member or person associated with RockCreek (which includes RockCreek team members) may entertain except as described below with regard to refreshments and business meals or offer or give gifts to any person at unions, union representatives, union trustees of any Taft-Hartley benefit plan or labor relations consultant.
For the avoidance of doubt, refreshments (e.g., beverages, sandwiches, salads, fruit, and pastries) are permitted to be offered while RockCreek is hosting a business meeting with a Taft- Hartley Plan client. Furthermore, a business meal with a Taft-Hartley benefit plan is permitted but RockCreek/RockCreek team members are prohibited from paying for the meal of the Taft-Hartley Plan attendees.

8.Personal Gifts Commemorating a Life Event, Milestone
Notwithstanding the above, gifts given to commemorate a life event or milestone (e.g., wedding gifts or gifts for the birth or adoption of a child) generally may be given or received without reporting them and without counting them toward any annual limit.
When giving such a gift, given either directly or in the name of RockCreek, the gift is not to be so excessive or extravagant that such a gift would raise questions of appearance of impropriety and reasonableness under the circumstances. Further, personal non-cash gifts that are given by a RockCreek team member or in the name of RockCreek to a current or potential client, investor, vendor, or service provider and exceed $300 are to be reported to Compliance.
E.Personal Relationships
Business relationships must not be influenced by any considerations other than the best interests of RockCreek and its Clients and investors. Personal interests may never be part of a decision to choose a particular vendor or service provider.
F.Loans
Loans by a RockCreek team member to a client or investor or by a Client or investor to a team member (except for normal commercial loans or between family members) are prohibited as a matter of firm policy and good business practice.
G.Charitable Contributions
1.Soliciting Charitable Contributions
RockCreek team members may participate in outside charitable, educational, and other not- for-profit and similar organizations in accordance with the relevant provisions of these procedures governing outside business activities. Further, a team member may ask RockCreek to make a contribution through a request to their supervisor and with the approval of the CCO (or designee). A team member requesting a charitable donation in the name of RockCreek is required to complete and submit the Donations and Charitable Contributions Form to Compliance for pre-approval, the form of which is included as Exhibit H.
2.Making Charitable Donations
Making frequent or large charitable contributions to organizations where senior representatives of current or potential clients or investors have associations may create the appearance of a “pay to play” relationship, which should be avoided by RockCreek team members or prior Compliance approval is sought.
Team members are required to disclose charitable donations in the Supplemental Quarterly Disclosure form (see Exhibit K) that is available on the Automated Compliance System except in the following circumstances:

•Charitable donations that are less than $1000 (in the aggregate to an organization); and;
•Charitable donations to one’s religious institution (e.g., church, synagogue, mosque, temple, etc.) or community organization;
•Charitable donations to institutions approved by Compliance.
H.Criminal Activity; Illegal Activity
Without limiting the Firm’s rights in the Team Member Handbook or in separate employment contracts with its team members, the Firm may dismiss team members who are convicted of certain criminal activities. If a team member is arrested or is under investigation for charges involving dishonesty, breach of trust, or money laundering, the Firm may suspend the person without pay until an investigation is completed.
If you believe that a team member has committed an illegal or dishonest act or an act that causes harm to people or property, you should promptly report it to the Compliance Team. The information you provide will be held in the strictest confidence possible. A team member who knows of an illegal, harmful, or dishonest act but does not report it may be considered an accessory. There will be no retaliation from the Firm or any of its team members against a person who presents in good faith what they believe to be evidence of an illegal, harmful, or dishonest act committed by another RockCreek team member.
I.Civic/Political Activities and Contributions
RockCreek team members are encouraged to exercise their responsibility to vote and take an active interest in the issues of their communities. However, team members should not display political symbols, distribute political literature, gather signatures on a petition, or otherwise engage in political activity at RockCreek’s facilities or functions. Team members should not use envelopes or stationery printed with the Firm’s name or address for political correspondence.
Team members who are categorized as Covered Associates are subject to RockCreek’s Political Activity Compliance Policy as set forth in Section XVIII of the Compliance Manual. Subject to the requirements of Section XVIII of the Compliance Manual and Rule 204(4)-5 under the Advisers Act, Covered Associates are allowed to make contributions to any political candidate or party they choose. A Covered Associate, however, is not to make any donation or present any personal gift in the name of RockCreek. Covered Associates should not make any direct or indirect political contributions for the purpose of obtaining or retaining RockCreek’s engagement as an investment adviser to a Government Entity. In addition, Covered Associates should not make contributions, directly or indirectly, to any person or Political Action Committee that are contrary to the pay for play rules of the SEC.
J.Reporting Violations

RockCreek team members who become aware of a violation of this Code of Ethics are required to report the violation to the Compliance Team. It is RockCreek’s policy that any such report will remain confidential and that no adverse action will be taken against any person solely for reporting a violation in good faith.9 RockCreek undertakes to create an environment that encourages and protects team members who report violations.
K.Websites and Social Networking
The general guidelines described herein regarding the use of social networks and social media sites (collectively “Social Media”) as it relates to what you post about RockCreek are designed to protect the privacy, confidentiality, reputation, and interests of RockCreek and its team members as well as to comply with applicable laws; and are not meant to infringe upon your personal interaction or commentary online. RockCreek may have an interest in the communications of team members with co-workers, clients, vendors, suppliers, others in the industry, and the general public on the team members’ own time, as it relates to RockCreek. Inappropriate communications, even if made on the team members’ own time using their own resources, may be grounds for discipline up to and including immediate termination. RockCreek encourages all team members to use good judgment when communicating via Social Media (e.g., blogs, online chat rooms, social networking sites, and other electronic and non-electronic forums).
RockCreek also encourages re-postings and links to RockCreek postings for those team members who wish to do so; no pre approval is needed for such re postings and links.
The mention of RockCreek on a professional networking site (e.g., LinkedIn) as their current employer, is permitted and does not require prior Compliance approval. This limited exception is conditioned upon the team member:
(1)not misrepresenting their job title, position, or the nature of their work;
(2)complying with all RockCreek policies and procedures and employment related agreements;
(3)avoiding any and all use of LinkedIn or any social media or networking sites for purposes of general advertising or solicitation or the promotion of RockCreek’s funds or business in any manner, or any unlawful purposes whatsoever, which is strictly prohibited by applicable securities laws; and
(4)deleting any reference to RockCreek as their current employer upon the termination of RockCreek employment.
Specific details and examples describing how the policy works are set forth below:
□Be clear where the context requires that the views expressed in Social Media are yours alone. Do not purport to represent the view of RockCreek in any fashion;
9 See Section XX (Whistleblower Policy) of the Compliance Manual.

communications intended to be made by RockCreek have a separate process, including Compliance approval.
□All RockCreek logos, service marks, and trademarks may only be used with explicit, written permission from Compliance. This is to prevent the appearance that you speak for or represent RockCreek officially. Further, do not use RockCreek logos, trademarks, web addresses, email addresses or other symbols in Social Media other than the reposting of a RockCreek post that includes such marks.

□Be respectful of RockCreek and our current, potential, and prior team members, limited partners, investors, investments and our place in the industry. Be respectful of the privacy and dignity of your co-workers. Do not use or post photos of co-workers without their express consent. Do not engage in name-calling or behavior that will reflect negatively on RockCreek’s reputation. Note that unfounded or derogatory statements or misrepresentations are not viewed favorably by RockCreek and can result in disciplinary action up to and including termination.
□Harassing, obscene, defamatory, threatening, or other offensive content is to be avoided. Harassing or discriminatory comments, particularly if made on the basis of gender, race, religion, age, national origin, or other protected characteristics, may be deemed inappropriate even if RockCreek’s name is not mentioned. If social media communications in any way may adversely affect your relationships at work or violate RockCreek policy, you may be subject to discipline up to and including immediate termination under various RockCreek policies.
□Recognize that you are legally liable for anything you write, post, or present online. Team members can be disciplined by RockCreek for commentary, content, or images that are defamatory, pornographic, proprietary, harassing, libelous, or that can create a hostile work environment. You risk facing legal action by RockCreek team members, competitors, and any individual or company that views your commentary, content, or images as defamatory, pornographic, proprietary, harassing, libelous or creating a hostile work environment.
□Note that any information posted on Social Media is publicly available and, based on the content, may be considered an advertisement or investment advice/recommendation. Moreover, all communications are to comply with RockCreek’s Insider Trading Policy (see Section VI. below). To avoid any regulatory issues, team members are prohibited from posting the following types of information on Social Media:
Proprietary information about RockCreek’s investment strategies, holdings, and decisions; and
Performance or other proprietary marketing related information about any RockCreek portfolio or account.
□Where the context requires, make it clear that the views expressed in Social Media are yours alone. Do not purport to represent the view of RockCreek in any fashion. Communications intended to be made by RockCreek are required be pre-approved by Compliance.

RockCreek reserves the right to monitor and review all activity conducted by team members through RockCreek’s information technology systems to ensure adherence to RockCreek’s stated policies and procedures and with applicable laws, including securities laws. This includes the right to monitor participation on Social Media, review any electronic files and messages stored on or transmitted through RockCreek’s systems, review phones as well as monitor and review for adherence with the Firm’s on channel communications policy.10 Team members may have no reasonable expectations of privacy on the use of RockCreek’s information technology systems, including Social Media that they access through RockCreek’s computers even if a private account is used. RockCreek reserves the right to determine whether particular conduct violates any part of this policy or is otherwise inappropriate, and as such, RockCreek may impose disciplinary action up to and including termination.
L.Acknowledgement and Certification
As a condition of employment with RockCreek, each person is required to acknowledge, among other things, that they have read and agree to comply with this Code of Ethics, the form of which is included as Exhibit I (Acknowledgement of Receipt of Compliance Manual, Code of Ethics, and Compliance Training).
In addition, each RockCreek team member is required at the end of each year to certify that they have complied with the Code of Ethics during the year. The Annual Certification of Compliance form is included as Exhibit J.
V.COMPLIANCE COMMITTEE RESPONSIBILITIES
The CCO and other members of the Legal/Compliance Team at RockCreek comprise a Compliance Committee, composed of the members identified in the Organizational Chart attached to RockCreek’s Compliance Manual as Exhibit A, and will oversee compliance with this Code and
10 The On Channel Communications – Periodic Reminder is maintained at Rock Creek Group\Compliance - Documents\Employee Handbook\Off Channel Communications\Notice to Team.

the Compliance Manual. If a matter brought before the CCO or the Compliance Committee involves either the CCO or a member of the Committee, that individual will recuse themselves from consideration of the matter.
A.Code Updates
The Compliance Committee will be responsible for reviewing and approving all material updates to the Code, and such updates are to be approved by the CCO.
B.Code Violations
Upon learning of a material violation of the Code of Ethics, the CCO will inform the Compliance Committee.

VI.CODE OF ETHICS RECORDS
RockCreek will maintain, in an accessible place, the following materials:
1.a copy of this Code;
2.a record of any violation or “red flag” of a potential violation of this Code for the most recent five years, and a synopsis of the actions taken in response;
3.a copy of the transaction reports required under this Code for the most recent five years;
4.a record of all written or electronically certified acknowledgements submitted by team members as described in IV.L., above;
5.a record of the names of all persons who are or have been, within the past five years, Access Persons of RockCreek; and
6.a record of any decision, and the reasons supporting such decision, to permit an Access Person to purchase or otherwise acquire a security in an initial public offering or private placement.
In keeping abreast with legal and regulatory requirements, Exhibit K (Supplemental Quarterly Certification) will contain any supplemental disclosures that team members are to provide to meet compliance requirements, and will be completed electronically by team members on a quarterly basis.
VII.INSIDER TRADING POLICY
RockCreek may obtain, in the course of its business, material and nonpublic information pertaining to companies whose securities are publicly or privately traded. It is the policy of RockCreek that its team members, officers and directors may not: (i) trade securities, either personally or on behalf of others while aware of material nonpublic information concerning those securities or their issuer, or (ii) communicate material nonpublic information to others in violation of the law — conduct that is commonly called “insider trading.” In every instance, RockCreek’s Insider Trading Policy should be interpreted broadly to prevent any situation capable of impugning RockCreek’s reputation for professionalism and integrity. Any questions about any provision of this Policy should be directed to the Compliance Team.
All RockCreek team members are expected to conform to the legal and ethical guidelines set forth in this section. Penalties for trading on or communicating material nonpublic information are severe. A person can be subject to some or all of the penalties below, even if they do not personally benefit from the violation:

•civil injunctions;
•damages in a civil suit;

•disgorgement of profits;

•jail sentences;

•heavy fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited;

•heavy fines for the employer or other controlling person; and

•prohibition from employment in the securities industry.

A.SCOPE OF POLICY
The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the purchase or sale of securities while in possession of (i.e., while aware of) “material nonpublic information” (also referred to as “inside information”) relating to publicly traded securities. Insider trading also includes trading by a person who misappropriates material nonpublic information. Note that “publicly traded” securities include those traded over-the- counter.
1.What is Material Information?
Information generally is material if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or if it would be viewed by a reasonable investor as having significantly altered the “total mix” of information made available. It is irrelevant whether the information is obtained from inside or outside the Firm. Information may be material even if it relates to speculative or contingent events. Information that is material to a decision to trade a security is also likely to be material to a decision to trade related derivatives. Material information does not have to relate to a company’s business. For example, in one case, the Supreme Court considered certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security as being material. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not. In some cases, knowledge of a decision, or an impending decision, to buy or sell a security for any client account or to recommend a security can constitute “material” information.
2.What is Nonpublic Information?
Information is nonpublic until it has been effectively disseminated in a manner making it available to investors and the marketplace generally, such as by means of a press release carried over a major news service, a major news publication, a research report or publication, a public filing made with a regulatory agency, or materials available from public disclosure services. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters, The Wall Street Journal or other publications of general circulation would be considered public.

3.Examples of Material Nonpublic Information
Material nonpublic information can come from within RockCreek as well as from persons outside RockCreek. It may include “tips” received directly or indirectly from corporate insiders whether or not in the context of a client relationship. Information about publicly traded securities that is disclosed to a RockCreek officer, director or team member because any RCG Fund or client of RockCreek is a major shareholder of a company generally should be considered material nonpublic information, if the officer, director or team member has reason to believe that the information (a) would not be furnished to other shareholders or analysts who asked for it; (b) was otherwise disclosed improperly or without the authorization of the company; or (c) was provided with an expectation that it would be maintained in confidence.
Examples of information that, depending on the circumstances, may be material and nonpublic include, without limitation:
•undisclosed financial information (e.g., company earnings information or estimates, a change in dividend policy, liquidity problems or changed projections, commencement of or developments in major litigation for which reserves might be taken);
•undisclosed operating developments (e.g., new products or natural resource discoveries, changes in business operations or extraordinary management developments, large increases or decreases in orders, or potential governmental or regulatory developments);
•undisclosed proposed business activities (e.g., mergers, acquisitions, sales or divestitures of substantial assets, restructuring, other market-sensitive transactions involving a company, major investments, refinancing or extraordinary borrowing or even in certain circumstances, the mere retention of an investment bank); and
•undisclosed events or problems that could affect the price of a security (e.g., an impending default on debt obligations, or an impending change in debt rating by a statistical rating organization).

B.PROHIBITED CONDUCT
1.Insider Trading
In general, a purchase or sale of a security is considered to be “on the basis of” material nonpublic information if the person making the purchase or sale was in possession of the information. In addition to U.S. requirements, the laws of many foreign countries also prohibit insider trading (and RockCreek policy also forbids trading activities in violation of such laws). These laws may be similar to their U.S. counterparts; however, in some cases, the relevant prohibitions may be broader than those under U.S. law. It is your responsibility to consult with the Compliance Team if you think any proposed trading or other activities implicate U.S. or foreign legal or regulatory restrictions relating to insider trading.Trading while in possession of material nonpublic information relating to publicly traded securities — regardless of whether it is for a client account or personal account — is a violation of the federal securities laws, punishable by imprisonment and severe fines. Consequently, in addition to the restrictions on personal securities transactions set forth in the Code of Ethics, RockCreek team members are strictly prohibited from (a) trading while aware of such material nonpublic information; and (b) communicating the information to others with the expectation that they will trade on it (“tipping”). In many jurisdictions, it is not a defense that the person would have effected the same transaction or made the same recommendation even without the information.
2.Tipping
Tipping is the disclosure of material nonpublic information coming from someone breaching a duty of trust or confidence in exchange for a benefit to someone for purposes of trading while aware of that information. Tipping includes making recommendations, “signaling,” or expressing opinions about trading, while aware of material nonpublic information coming from someone breaching a duty of trust or confidence in exchange for a benefit, even if information is not explicitly revealed.
A “tipper” is a person who passes along the information for purposes of trading; a “tippee” is the person that receives information and who trades on the information and/or passes it along to someone else. The tippee violates the insider trading rules if: (a) the original tipper breached a duty in disclosing the information, (b) the information is material, (c) the information is nonpublic,
(d) the original tipper breached a duty in exchange for a personal benefit, and (e) the tippee knew, recklessly disregarded, or had reason to know that the original tipper breached a duty by sharing the information in order to receive a personal benefit. Note that personal benefit does not have to be monetary.
The Stop Trading on Congressional Knowledge Act of 2012, known as the “STOCK Act”, subjects U.S. federal officials to insider trading rules and may create “tippee” liability for private parties. The STOCK Act focuses on the duty of government officials to safeguard information obtained in the course of their official duties. Information that a U.S. government employee may not be permitted to disclose may include information about pending legislation, rulemakings and regulatory agency decisions (such as drug approval decisions by the Food and Drug Administration or Medicaid reimbursement rate changes), or the timing of such decisions. A person may be liable as a tippee even if such information is obtained indirectly from a U.S. government employee.

3.Front Running
RockCreek team members may not engage in what is commonly known as “front running” or “scalping”: the buying or selling of securities in a Covered Account, prior to a purchase or sale by an RCG Fund, a Client’s account, or a Portfolio Fund, in order to benefit from any price movement that may be caused by the RCG Fund’s or Portfolio Fund’s transactions. Such conduct would constitute a violation not only of this Insider Trading Policy, but also of RockCreek’s Code of Ethics.

4.Manipulation
RockCreek team members may not engage in any transactions for the purpose of raising, lowering, or maintaining the price of a security or of creating a false appearance of active trading in a security.
Circulating unsubstantiated rumors with the intent of profiting from the effect of those rumors on market prices may be prosecuted as unlawful manipulative conduct. RockCreek team members should not contribute to the circulation of rumors that that know, or have reasonable grounds for believing, is false or misleading and that might reasonably be expected to affect market conditions for publicly traded securities generally or improperly influence the market price of a particular security. Discussion of unsubstantiated information is not prohibited when undertaken for purposes of establishing corroboration or source or if it relates to information published by a widely circulated public medium and its source and unsubstantiated nature are also disclosed. Because RockCreek seeks to avoid aiding and even the appearance of aiding manipulative rumor schemes by others, RockCreek team members should also exercise care in trading on rumors. Before trading, it is appropriate for a RockCreek team member to evaluate the reliability of the source, what is known about the chain of information, the likelihood of the purported origin of the information, if any, consistency with other industry knowledge, and the availability of corroboration.
5.Personal Benefit
RockCreek team members are reminded that any material nonpublic information created or obtained by RockCreek or a RCG Fund for its business purposes is the exclusive property of RockCreek or the Fund. Team members are prohibited from using such information for their personal use or benefit or for any other purpose.
C.COMPLIANCE PROCEDURES REGARDING INSIDER TRADING
The following procedures have been established to aid a RockCreek team member in avoiding insider trading, and to aid RockCreek in preventing, detecting and punishing insider trading. RockCreek team members are required to follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. Individuals with any questions about these procedures should consult the Compliance Team.

1.Identifying Inside Information
Any time a person thinks that they may be in possession of material nonpublic information relating to securities, whether publicly traded or not, the person is required to report the matter immediately to the Compliance Team. It is also the duty of every person to remain constantly alert to possible violations of RockCreek’s Insider Trading Policy. Therefore, it is expected that anyone who suspects such improper use by any other person will immediately communicate the relevant facts to Compliance.

2.Restricting Access to Material Nonpublic Information
Information about publicly traded securities in the possession of a RockCreek team member that is identified as material and nonpublic may not be communicated to anyone, except as authorized by Compliance. RockCreek team members should not discuss the affairs of RockCreek or any of its RCG Funds, Separate Accounts, and Registered Funds with, or in the presence of, persons who do not have a need to know. RockCreek team members should avoid such discussions in hallways, elevators, taxicabs, trains, subways, airplanes, airports, restaurants, social gatherings, and public places generally. Use of speakerphones should be avoided in circumstances where material nonpublic information may be overheard. Cellular telephones and mobile email should be used with care and circumspection because they are not secure.
RockCreek team members should avoid placing confidential documents in office areas where they may be read by persons not authorized to read them. Confidential documents should be stored in locked file cabinets or other secure locations; they should not be left exposed overnight on desks, printers, fax machines, or in workrooms. Confidential databases and other confidential information accessible by computer are maintained in computer files that are password protected or otherwise secure against access by unauthorized persons. Access is determined on a need to know basis according to team member function.
3.Use of Consultants and Investment Contacts
Although RockCreek does not normally use paid consultants or unpaid investment contacts, the use of paid consultants and unpaid investment contacts should comply with this insider trading policy at all times. Pre-approval by the CCO (or designee) for the use of paid consultants or investment contacts is required. A RockCreek team member should never seek material non-public information from consultants or contacts. A RockCreek team member should not engage in any deception, including misstating your identity or the purpose of the conversations or information. In addition, a RockCreek team member should never offer a consultant or contact anything of value (cash or non-cash). A RockCreek team member may never ask questions that would induce the consultant or contact to breach any confidentiality obligations or other fiduciary duties. A RockCreek team member should be alert for any suggestion that the consultant or contact is expecting the RockCreek team member to maintain the information in confidence. RockCreek team members should never agree to keep information provided by the consultant or contact confidential. In fact, RockCreek team members should make it clear that RockCreek seeks only information that is public and that we may trade based on such information. In the event a

RockCreek team member has any belief that they are in possession of material non-public information, the Compliance Team should be consulted immediately.

Exhibit A
Trade Authorization Request Form
(electronic version on the Automated Compliance System may appear differently)

Details regarding my request for a private securities investment are as follows:
1)Name of issuer:     Nature of issuer’s business:_______________________________________________________________
2)Is the Company: Privately Held [ ]    Publicly Traded [ ]
3)Will you have any position as a company officer or director? Yes [ ]    No [ ]
4)Will compensation be received? Yes [ ]    No [ ] If so, amount to be received: $
5)Duties in connection with investment and amount of time to be spent:
6)How were you made aware of this investment?
7)Do you know of any RCG clients involved in this investment? If so, explain the client’s relationship to the entity:___________________________________________________________________________________________________________________________________________________
8)Amount to be invested: $______________________
9)Number of shares of stock outstanding:_______________________
10)Does the investment carry an account with RCG? Yes [ ] No [ ]
11)Where will the investment be held?
Please provide location and account number (s)
12)Any other information that would be helpful in determining whether to approve the request:____________________________________________________________________________________________________________________________________________

EMPLOYEE	MANAGER	CHIEF COMPLIANCE OFFICER
Name:_________________	Name:_________________	Name:_________________
(Please Print)	(Please Print)	(Please Print)
Position:_________________	Position:_________________	Position:_________________
Signature:_________________	Signature:_________________	Signature:_________________
Date:_________________	Date:_________________	Date:_________________

Exhibit B
Private Fund Private Transaction Request Form

Instructions: Please review each item on this form before submitting it to RockCreek Compliance. Please also provide the legal documents associated with the investment you are seeking. By signing this form, you are confirming the accuracy and completeness of the information provided for the approval you are seeking.

1.	Name of Team Member

2.	Name of Private Fund/Issuer
2.a.	Class/Series of Shares, Interests
2.b.	Nature of Fund’s/Issuer’s Business/Strategy

3.	Proposed Investment/Capital Commitment Details	Please provide specific information related to the investment and the fund
3.a.	Proposed Investment/Capital Commitment Amount	$
3.b.	Approximate Ownership Percentage after Investment, or Size of Fund
3.c.	Date of Proposed Investment/Capital Commitment

4.	How were you made aware of this investment?	Please provide specific information on communications
4.a.	Name(s) and contact information
4.b.	Confirm whether information on the opportunity was obtained by virtue of your position at RockCreek or through contacts at RockCreek	Indicate with an X below where applicable
4.b.(i)	Yes
4.b(ii)	No
4.c.	If yes, through RockCreek, confirm that the RockCreek Investment Committee has been made aware of this opportunity/this closing	Indicate with an X below where applicable

4.c.(i)	Yes
4.c.(ii)	No

5.	Will you have any position as an officer, director, or other position with the Fund/Manager or with an underlying portfolio company?	Indicate with an X below where applicable
5.a.	No
5.a.(ii)	Yes
5.a.(iii)	If Yes, please describe:

6.	Will compensation/fees or any other consideration be received?	Indicate with an X below where applicable
6.a.	No
6.a.(i)	Yes
6.a.(ii)	If Yes, indicate the amount to be received and describe the nature of any payment:	$

7.	How will the investment be held (e.g., at the private fund or with a third-party custodian)?
7.a.	Identify applicable account number/information:

8.
Provide any other information regarding this proposed investment opportunity for RockCreek compliance purposes.
Note: You are responsible for disclosing any potentially pertinent information including, without limitation, potential conflicts of interest or issues related to allocation of investment opportunities.

Employee	Chief Compliance Officer
Name:	Name:
Position:	Position:
Signature:	Signature:
Date:	Date:
FOR COMPLIANCE USE ONLY

Exhibit C
Cryptocurrency Disclosure Form

Instructions: Please review each item on this form before submitting it to RockCreek Compliance. By signing this form, you are confirming the accuracy and completeness of the information provided. Furthermore, you will be required to disclose your cryptocurrency holdings on a quarterly basis.

1.	Name of Team Member

2.	Name of Cryptocurrency Issuer
2.a.	Describe the Cryptocurrency

3.	Proposed Investment Details
3.a.	Proposed Investment Amount	$

4.	How were you made aware of this investment?	Please provide specific information on communications
4.a.	How were you made aware of this investment? Please provide specific information including the names of persons you had communications with:

5.	Transaction and Account Details
5.a.	Identify the crypto exchange through which the investment will be made.
5.b.	How will the cryptocurrency investment be held (e.g., a brokerage account or in a personal crypto wallet)?
5.c.	If held in a brokerage account, identify the broker and applicable account number:

Employee	Chief Compliance Officer
Name:	Name:
Position:	Position:

Signature:	Signature:
Date:	Date:

For Compliance Use Only:

Exhibit D
New Hire and Annual Disclosure of Personal Securities Holdings
For year ending December 31, 20
In accordance with the RCG Code of Ethics, please provide a list of all of your Covered Accounts11 [as of the most recent month end] [as of December 31st of the year set forth above]. In the event you have Securities12 holdings that are not held in the account(s) listed below, then please use the attached Schedule 1 to list such holdings. Schedule 1 should contain information on all Securities held at home, in safe deposit boxes, or by an issuer.
Please provide the following information for each account:

Name of Employee	Name of Person in whose name account is held (if different)	Relationship of account name to employee	Broker- Dealer	Broker- Dealer Phone Number	Account Number

I certify that I have arranged for duplicate copies of all initial holdings, trade confirmations and all monthly account statements related to the accounts listed above to be sent directly to RockCreek or its designated third party service provider by , 20 . Further I certify that the Securities held in the accounts listed above and on the attached Schedule 1 (if any) constitute all of the

11Covered Account means: a) any personal securities account; b) any joint or tenant-in-common securities account in which the employee is a participant; c) any securities account of the employee’s spouse, domestic partner, minor children, or other family members sharing the same household; d) any securities account over which the employee acts as trustee, executor, or custodian or has similar powers of attorney for the benefit of the employee, the employee’s spouse, life partner, minor children, or other family sharing the same household; and e) any other securities account in which the employee has beneficial ownership, directly or indirectly.
12Securities include: stock; notes; debentures; limited partnership interests; limited liability company interests; investment contracts; exchange-traded funds (“ETFs”), including those organized as mutual funds; and all derivative instruments, such as options and warrants, that are related to the foregoing. “Securities” do not include direct obligations of the U.S. government; money market instruments; bankers’ acceptances; bank certificates of deposit; commercial paper; repurchase agreements and other high quality short-term debt instruments; shares of money market funds; shares of open-end mutual funds (unless RCG or an affiliate acts as the investment adviser or principal underwriter for the fund); interests in 529 Plans where the investment adviser or its control affiliate does not manage, distribute, market, or underwrite the 529 Plan or the investments and strategies underlying the 529 Plan that is a college savings plan; and units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

Securities holdings that are required to be reported to RockCreek under the RockCreek Code of Ethics.

________________________ _________________________
Date Signature
Please do not use this Schedule 1 unless either you have Securities holdings that are not held at an approved Broker-Dealer and included in the monthly accounts statements provided by the Broker-Dealer or such statements do not include any of those applicable items set forth below.
SCHEDULE 1

Security Name	Type (e.g., equities, bonds, ETFs)	Ticker Symbol or CUSIP	Quantity	Price / Principal Amount	Broker, Dealer, Bank or Custodian	Account Number

Exhibit E
Quarterly Disclosure of Personal Securities Transactions and New Covered Accounts Personal Securities Transactions
For quarter ending
In accordance with the RCG Code of Ethics, please provide a list of all of your Covered Accounts13 [as of the most recent month end] [as of December 31st of the year set forth above] and confirm that you have arranged for the Broker-Dealer to deliver trade confirmations and all monthly account statements related to these accounts directly to RockCreek or its designated third party service provider. In the event you have engaged in Securities Transactions (the purchase or sale of Securities,14 including the writing of an option to purchase or sell a Security) that are not reflected in the confirmations and statements for the account(s) listed below, then please use the attached Schedule 1 to list such transactions. Schedule 1 should contain information on all Securities held at home, in safe deposit boxes, or by an issuer.
Please provide the following information for each account:

Name of Employee	Name of Person in whose name account is held (if different)	Relationship of account name to employee	Broker- Dealer	Broker- Dealer Phone Number	Account Number

13Covered Account means: a) any personal securities account; b) any joint or tenant-in-common securities account in which the employee is a participant; c) any securities account of the employee’s spouse, domestic partner, minor children, or other family members sharing the same household; d) any securities account over which the employee acts as trustee, executor, or custodian or has similar powers of attorney for the benefit of the employee, the employee’s spouse, life partner, minor children, or other family sharing the same household; and e) any other securities account in which the employee has beneficial ownership, directly or indirectly.
14Securities include: stock; notes; debentures; limited partnership interests; limited liability company interests; investment contracts; exchange-traded funds (“ETFs”), including those organized as mutual funds; and all derivative instruments, such as options and warrants, that are related to the foregoing. “Securities” do not include direct obligations of the U.S. government; money market instruments; bankers’ acceptances; bank certificates of deposit; commercial paper; repurchase agreements and other high quality short-term debt instruments; shares of money market funds; shares of open-end mutual funds (unless RCG or an affiliate acts as the investment adviser or principal underwriter for the fund); interests in 529 Plans where the investment adviser or its control affiliate does not manage, distribute, market, or underwrite the 529 Plan or the investments and strategies underlying the 529 Plan that is a college savings plan; and units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

I certify that I have arranged for duplicate copies of all initial holdings, trade confirmations and all monthly account statements related to the accounts listed above to be sent directly to RockCreek or its designated third party service provider by , 20 . Further I certify that the Securities held in the accounts listed above and on the attached Schedule 1 (if any) constitute all of the Securities holdings that are required to be reported to RockCreek under the RockCreek Code of Ethics.

________________________ _________________________
Date Signature
Alternate Quarterly Certification
I certify that I have not engaged in any Securities Transactions during the prior quarter.

________________________ _________________________
Date Signature
Name:_________________
New Covered Accounts
For quarter ending
In accordance with the RCG Code of Ethics, please provide a list of all new Covered Accounts established during the reporting period.
1)Broker at which Covered Account was established:

2)The date when the Covered Account was established:
3)Account Number:
I certify that this form and the attached statements (if any) constitute all of the Securities in my Covered Accounts. I further certify that this form constitutes all of the new Covered Accounts established during the reporting period.

________________________ _________________________
Date Signature
Alternate Quarterly Certification
I certify that I have not opened any new Covered Account during the prior quarter.

________________________ _________________________
Date Signature
Name:__________________

Please do not use this Schedule 1 unless either you have Securities Transactions that are not provided on the statements provided by your Broker-Dealer or such statements do not include any of those applicable items set forth below.
SCHEDULE 1

Date	Security Name	Type (e.g., equities, bonds, ETFs)	Ticker Symbol or CUSIP	Quantity	Price / Principal Amount	Interest Rate & Maturity Date (If Applicable)	Nature of Transaction (e.g., buy/sell)	Broker, Dealer or Bank Name

Exhibit F
Disclosure of New Corporate/Nonprofit Directorships

As instructed in the Request for Approval Letter regarding my request for authorization to join the Board of Directors of the company (the “Company”) described herein, below is information about the Company and the directorship:

1.	Employee

2.	Name of Company

3.	Is the Company a non-profit organization or a for-profit business?

4.	Title of your proposed position with the Company.

5.	Describe the duties of the position.

6.	Describe the compensation of the position or indicate no compensation.

7.	Is RockCreek engaged in a commercial, business, and/or investment advisory relationship with the Company? If yes, describe the nature of the relationship.
I certify that my responses herein are true and correct. I will notify the Chief Compliance Officer if any of the responses herein change or become untrue.

Signature    Date

Do Not Write Below This Line – For Compliance Use Only
Approved? Yes No	Final Decision Date:	Signature of CCO:

Exhibit G
Disclosure of Corporate/Nonprofit Directorships
(electronic version on the Automated Compliance System may appear differently)

For quarter ending
In accordance with The Rock Creek Group, LP Code of Ethics, please provide a list of all boards of directors or trustees on which you serve. This list should include directorships for both not-for- profit organizations and for-profit corporations.
1.
2.
3.
4.
5.     (Attach separate sheet if necessary.)
I certify that this form and the attached statements (if any) disclose all directorships or trusteeships that I presently hold.

Employee Signature Name:___________
Dated:
ALTERNATE CERTIFICATION
The following alternate certification may be completed, as applicable, for any quarter except a quarter ending December 31st:
I certify that the directorships or trusteeships that I presently hold have not changed since I last completed the Disclosure of Corporate/Nonprofit Directorships form.

Employee Signature Name:___________
Dated:

Exhibit H
Donations and Charitable Contributions Form

Instructions: Donations and contributions to charitable organizations and events – whether at the direct request of the organization/sponsor or at the request of a third party – may create the appearance of a “pay to play” relationship. Charitable donations and contributions in the name of RockCreek are subject to approval by RockCreek’s Chief Compliance Officer.

In accordance with RockCreek’s Code of Ethics, the Gifts and Entertainment Desktop Process, and the Foreign Corrupt Practices Act Policy, below is information about a proposed charitable donation or contribution to the intended recipient from myself as a RockCreek employee or on behalf of the firm.

1.	Requesting Employee Name

2.	Donor (proposed donation/contribution will be provided by me on my own behalf or on behalf of RockCreek – please specify).

3.	Recipient
3.a.	Type of Organization of Recipient	Indicate with an X below where applicable
3.a.(i)	501(c)(3) Organization
3.a.(ii)	501(c)(4) Organization
3.a.(iii)	Other (describe)
3.b.	Is the proposed donation/contribution at the direct request of the Recipient or at the request of a third party?
3.c.	Recipient’s Address (city, state, country, zip code)
If at the direct request of the Recipient, please complete 4 below. If at the request of a third party, please complete 5 below.

4.	Requesting Recipient’s Relationship to RockCreek	Indicate with an X below where applicable
4.a.	No business relationship with RockCreek.
4.b.	Client/Investor (specific category below)
4.b.(i)	Non-US Government Entity/ Foreign Official
4.b.(ii)	US Federal, State, Local Government Entity/Official
4.b.(iii)	Corporate Pension Plan
4.b.(iv)	Taft-Hartley Plan
4.b.(v)	Other type of investor (specify)
4.c.	Consultant
4.c.(i)	If the Recipient that made the request is a Consultant, identify clients of Consultant that are RockCreek investors and/or RockCreek advisory clients.
4.d	Other type of business relationship (specify)

5.	Requesting Third Party’s Relationship to RockCreek	Indicate with an X below where applicable
5.a.	Specify the requesting individual and the individual’s company.
5.b.	No business relationship with RockCreek.
5.c.	Client/Investor (specific category below)
5.c.(i)	Non-US Government Entity/ Foreign Official
5.c.(ii)	US Federal, State, Local Government Entity/Official
5.c.(iii)	Corporate Pension Plan
5.c.(iv)	Taft-Hartley Plan
5.c.(v)	Other type of investor (specify)
5.d.	Funded Manager
5.e.	Consultant
5.e.(i)	If the third party that made the request is a Consultant, identify clients of Consultant that are RockCreek investors and/or RockCreek advisory clients.

5.f.	RockCreek Vendor
5.g.	Other type of business relationship (specify)

6.a.	If the proposed donation/contribution is for an event, indicate date of the event?
6.b.	Describe the nature of the event.
6.c.	Indicate the proposed RockCreek attendees at the event.

7.	US Dollar Donation/Contribution Amount

8.	Date Donation/Contribution Will Be Made

9.	Describe the nature of the donation or contribution.

I certify that my responses herein are true and correct. I will notify the Chief Compliance Officer if any of the responses herein change or become untrue.
I acknowledge that if this request is pre-approved, I will provide the Compliance and Accounting Teams with receipts, invoices, and any other applicable or requested supporting materials.

________________________ _________________________
Date Signature

Do Not Write Below This Line – For Compliance Use Only
Approved? Yes No	Final Decision Date:	Signature of CCO:

Exhibit I
Acknowledgment of Receipt of Compliance Manual, Code of Ethics, and Compliance Training

(Last revised     )
I acknowledge that I have received the Compliance Manual, including the Code of Ethics, of The Rock Creek Group LP and its affiliated entities.
I acknowledge that I received my initial compliance training on     and that my compliance obligations were discussed.
1.In accordance with the Code of Ethics, I will fully disclose the securities holdings in my Covered Accounts (as defined in the Code of Ethics);
2.I will read and comply with the Code of Ethics in all respects;
3.I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code; and
4.I agree to comply with RockCreek’s policy that communications for business purposes (including investment and client matters) when conducted electronically are to be conducted using only RockCreek provided communication channels (currently, RockCreek Outlook email, RockCreek Microsoft Teams, RockCreek Slack, Bloomberg Messaging). I agree that I will not be using other messaging services (e.g., SMS and MMS via my smartphone, iMessage, WhatsApp or similar services or personal email accounts) for business communications.

_______________________Team Member Signature

Print Name_____________
Dated:

Exhibit J
Annual Certification of Compliance
(electronic version on the Automated Compliance System may appear differently)

(Last revised     )
I acknowledge that I have received and am familiar with the Compliance Manual and the Code of Ethics of The Rock Creek Group, LP and its affiliated entities (“RCG”).
I certify that during the past year:
1.Since my date of employment with RCG or the date of execution of my last Annual Certification of Compliance, whichever is later, I have complied fully with all applicable federal and state laws, regulatory and self-regulatory organization requirements and the policies and procedures contained in the Code of Ethics and Compliance Manual;
2.In accordance with the Code of Ethics, I have fully disclosed the Securities holdings and transactions in my Covered Accounts (as defined in the Code of Ethics) and I have sought and received preclearance for those securities transactions in my personal securities accounts that require pre-clearance;
3.In accordance with the Code of Ethics, I have disclosed all service on the board of directors of any company, and have not served on the board of directors of any company (except not-for- profit organizations) without having obtained prior authorization from the CCO;
4.In accordance with the Political Activity Compliance Policy, I hereby acknowledge that I have received RCG’s Political Activity Compliance Policy, have read the policy and have had the opportunity to ask the CCO or my immediate supervisor questions about the policy. I further acknowledge that I am bound by the policy as a condition of continued employment and that I have read the policy, understand the policy, have complied with the policy, and will comply with the terms of such policy; and
5.I have complied with the Compliance Manual and Code of Ethics in all respects.
6.I have complied with our policy that communications for business purposes (including matters related to trading, investments, client matters) when conducted electronically are conducted using only RockCreek provided communication channels (RockCreek email, RockCreek Microsoft Teams, RockCreek Slack).

_________________________Team Member Signature

_________________________Print Name
Dated:

Exhibit K
Supplemental Quarterly Certification
(electronic version on the Automated Compliance System may appear differently)

For quarter ending:          Employee:
Please disclose the following activities or events that occurred during the past calendar quarter.
1.The following is a list of gifts and entertainment that either I received or was given to me during this past calendar quarter relating directly or indirectly to my employment at RockCreek. (Please specify whether such gift or entertainment was either received or given):

None to report (check this box)
2.The following is a list of any one-on-one meetings at conferences I attended that were sponsored by brokers. (Such list should contain the date, name of broker, name of any corporate insiders and their companies, and location – city, state, country.)

None to report (check this box)

3.The following are the Creditors’ Committees on which I have served during this past calendar quarter:

None to report (check this box)

4.The following are the publicly-traded companies on which I serve as an officer:

None to report (check this box)
5.The following is a list of any seminars, conferences, or other programs I attended that were conducted, offered or paid for, directly or indirectly by research providers or broker-dealers during this past calendar quarter. (Such list should contain the date, name of the event, and location – city, state, country):

None to report (check this box)
6.If I am one of RockCreek’s officers, directors, portfolio managers or traders, the following is a list of my relatives who are employed or affiliated with a hedge fund or a broker-dealer firm, including their position and the name of such firm:

None to report (check this box)
7.A.    I made political contributions during the past quarter and I certify that I submitted the Political Contribution Pre-Approval Request form in connection with such political contributions.
I certify (check this box)
7.B.    I made no political contributions during the past quarter. I certify (check this box)

8.The following is a list of any charitable contributions that require disclosure (as set forth in the Code of Ethics) that I made. Please indicate the organization and the amount of any contribution(s) that you made:

None to report (check this box)
9.A. Did you give a political donation to an incumbent or candidate holding or running for state or local office in New Jersey?
Check the appropriate box. Yes No
9.B. If Yes, please provide the following information:
Recipient’s Name:          Office:      Contribution Date:          Contribution Amount:
10.A. Contacts with TRS Board Members

Have you lobbied or otherwise communicated on behalf of Texas Emerging Managers Hedge Fund Program, L.P.; Texas Emerging Managers Long Only Program, L.P.; or The Rock Creek Group, LP, with a current or former member of the TRS Board of Trustees listed in the TRS Board of Trustees and TRS Executives, Employees, and Contractors List* during the past two years for the purpose of asking the current or former member to seek to influence a decision by the TRS investment staff or a TRS advisor or consultant to recommend that TRS invest?

Check the appropriate box. Yes No
If the answer is “yes,” please provide a complete listing of the name(s) of the entities and individual(s) involved, the approximate dates of the contacts or communications, and the nature of the discussion in regards to this investment.

Name of Entity	Name of Individual	Date of Contacts or Communications	Nature of the Discussion

10.B.Personal Business Relationship with TRS Board Members

Do you have a personal business relationship with a current or former member of the TRS Board of Trustees or with a current employee of TRS listed in the TRS Board of Trustees and TRS Executives, Employees, and Contractors List* outside of your functions as an employee of RockCreek?

Check the appropriate box. Yes No
If the answer is “yes,” please provide a complete listing of the name(s) of the TRS Trustee or TRS employee and the nature of the personal business relationship.

Name of TRS Trustee (current/former)	Name of TRS Employee	Nature of the Personal Business Relationship

10.C.TRS Code of Ethics for Contractors
I acknowledge that I have read the TRS Code of Ethics for Contractors15 and am familiar with, and agree to be bound by, the standards that govern the conduct of Contractors.
I acknowledge (check this box)

11.A. Did you give a political donation to an incumbent or candidate holding or running for state or local office in Maryland?
Check the appropriate box. Yes No
15 The TRS Code of Ethics for Contractors is included with this quarterly compliance disclosures and certifications form.

11.B.If Yes, please provide the following information:
Recipient’s Name:          Office:      Contribution Date:          Contribution Amount:

12.A. Direct Dealings and Relationships with the Government of Canada
Have you had any personal interest in any direct dealings, or entered into any direct relationship with any of the following without prior written approval from Compliance:
a.the Government of Canada (i.e., national and each province);
b.any agency or instrumentality of the Government of Canada (i.e., national and each province);

c.an elected official of the Government of Canada (i.e., national and each province); or

d.a member of the immediate family of an elected official of the Government of Canada (i.e., national and each province).

Check the appropriate box. Yes No

12.B. If Yes, please provide details about any such dealing or relationship:

13.A. Did you invest in a RockCreek private fund during the past calendar quarter? Check the appropriate box. Yes No
13.B. If Yes, please provide the following information:

Name of the RockCreek private fund

14.A. Did you invest in a cryptocurrency during the past calendar quarter? Check the appropriate box. Yes No
14.B.(1) If Yes, please provide the following information:

Name of the cryptocurrency:

Check which apply:

14.B.(2) My cryptocurrency investment is with an exchange that provides brokerage statements. (check this box)
Submit a copy of the latest statement of your cryptocurrency holdings to Compliance at AutomatedCompliance@therockcreekgroup.com.

14.B.(3) My cryptocurrency investment is with an exchange that does not provide brokerage statements.
(check this box)

14.(B)(4) My cryptocurrency investment is maintained in a hardware wallet and a brokerage statement would not be available.
(check this box)

15.I have complied with our policy that communications for business purposes (including investment and client matters) when conducted electronically are conducted using only RockCreek provided communication channels (currently, RockCreek Outlook email, RockCreek Microsoft Teams, RockCreek Slack, Bloomberg Messaging). I am not using other messaging services (e.g., SMS and MMS via my smartphone, iMessage, WhatsApp or similar services or personal email accounts) for business communications.
I certify (check this box)

_________________________Team Member Signature

_________________________Print Name
Dated:

Updates to the Code of Ethics16

Topic	Section	Last Updated	Note
Compliance Committee Responsibilities - Code of Ethics Records	V.C.	January 25, 2018
Enhanced the list of records relating to the Code of Ethics that RockCreek already maintains to include initial receipt of the Code of Ethics and annual certifications of compliance with the Code; a record of names of all persons who are or have been, within the past five years, Access Persons of RockCreek; a record of any decision to permit an Access Person to purchase a security in an initial public offering or private placement.

Insider Trading Policy – Prohibited Conduct	VI.B.	January 25, 2018	Enhanced the Insider Trading Policy by adding a subsection B.2. on “tipping” and a reference to the Stop Trading on Congressional Knowledge Act of 2012, known as the “STOCK Act.”
Supplemental Quarterly Certifications	Exhibit G	January 25, 2018
Updated Exhibit G (Supplemental Quarterly Certification) to reflect additional queries disclosing potential conflicts as such conflicts relate to specific clients (i.e., the State of New Jersey, Teacher Retirement System of Texas, State of Maryland) and to Wells Fargo.

Introductory Paragraph		November 1, 2018
Removed reference and the Code’s applicability to Rule 17j-1 of the Investment Company Act as RockCreek is no longer a sub-adviser to a registered investment company effective October 12, 2018 as a result of the liquidation of the Wells Fargo Alternative Strategies Fund.

Statement of General Principles – Fiduciary Responsibilities – Duty to Provide Suitable Investment Advice	I.A.4.	November 1, 2018
Updated general description regarding investment advice to include the equity securities of publicly traded companies when conducting due diligence in connection with selecting or recommending investments.

General Requirements for Access Persons	III.	November 1, 2018	Removed references to Registered Fund as a result of the liquidation of the Wells Fargo Alternative Strategies Fund.
General Requirements for Access Persons – Special Requirements for Private Funds, New Issues, and	III.B.4.	November 1, 2018	Updated description to indicate that Access Persons seeking preclearance for investments in private funds should use the Private Equity/Private Transaction Request Form.

16 A summary of updates to the Code of Ethics are included effective February 2018.

Topic	Section	Last Updated	Note
Other Instruments – Prior Approval Requirement
General Requirements for Access Persons – Special Requirements for Private Investments, New Issues, and Other Investments – Purchase or Sale of Securities of Registered Investment Companies to Which Rock Creek Is a Sub- Adviser
	Old III.B.6.	November 1, 2018
Removed description and requirements regarding the purchase and sale of shares of registered investment companies to which RockCreek is a sub-adviser as a result of RockCreek’s acquisition of the ownership interest previously held by Wells Fargo and the liquidation of the Wells Fargo Alternative Strategies Fund.

Other Duties/Responsibilities/Gifts – Service as a Director	IV.A.	November 1, 2018
Updated section about outside directorships to indicate that an Access Person seeking pre- approval for an outside directorship is to complete and submit the Disclosure of New Corporate/Nonprofit Directorships form and that Access Persons that serve as directors are to disclose their directorships on a quarterly basis using the Disclosure of Corporate/Nonprofit Directorships form.

Other Duties/Responsibilities/Gifts – Gifts – Giving of Non- Cash Gifts to Vendors/Service Providers/Subadvisers to Registered Funds	Old IV.D.7.	November 1, 2018
Removed section about giving non-cash gifts to vendors, service providers, and subadvisers of registered investment companies as RockCreek is no longer a sub-adviser to a registered investment company effective October 12, 2018 as a result of the liquidation of the Wells Fargo Alternative Strategies Fund.

Other Duties/Responsibilities/Gifts – Charitable Contributions – Soliciting Charitable Contributions	IV.G.1.	November 1, 2018	Enhanced section about charitable donations in the name of RockCreek to instruct employees to submit the Donations and Charitable Contributions Form for pre- approval.
Private Equity/Private Transaction Request Form	Exhibit B	November 1, 2018	In connection with updates to Section III.B.4 about pre-approval for investments in private funds, added the Private Equity/Private Transaction Request Form as Exhibit B.
Disclosure of New Corporate/Nonprofit Directorships	Exhibit E	November 1, 2018	In connection with updates to Section IV.A. about pre-approval for outside directorships, added the Disclosure of New Corporate/Nonprofit Directorships form as Exhibit E.

Topic	Section	Last Updated	Note
Disclosure of Corporate/Nonprofit Directorships	Exhibit F	November 1, 2018
In connection with updates to Section IV.A. about disclosing outside directorships on a quarterly basis, the Corporate/Nonprofit Directorships form has been renumbered from old Exhibit D to new Exhibit F.

Donations and Charitable Contributions Form	Exhibit G	November 1, 2018	In connection with updates to Section IV.G.1 about pre-approval for donations in the name of RockCreek, added the Donations and Charitable Contributions Form as Exhibit G.
Acknowledgement of Receipt of Code of Ethics and Compliance Manual	Exhibit H	November 1, 2018	The exhibit regarding Acknowledgement of Receipt of Code of Ethics and Compliance Manual has been renumbered from old Exhibit E to new Exhibit H.
Annual Certification of Compliance	Exhibit I	November 1, 2018	The exhibit regarding Annual Certification of Compliance has been renumbered from old Exhibit F to new Exhibit I.
Supplemental Quarterly Certification	Exhibit J	November 1, 2018
Renumbered and updated Exhibit J (Supplemental Quarterly Certification) to remove inquiry about Wells Fargo sponsored “Covered Funds” and query whether a spouse/domestic partner is not employed by Wells Fargo or an affiliate of Wells Fargo as a result of RockCreek’s acquisition of the ownership interest previously held by Wells Fargo and the liquidation of the Wells Fargo Alternative Strategies Fund.

General Requirements for Access Persons – Special Requirements for Private Funds, New Issues, and Other Instruments – Prior Approval Requirement	III.B.4.	November 29, 2018
Clarified that the Private Fund (Private Equity/Credit) Private Transaction Request Form applies to both personal investments in a private fund and personal investments in a private offering by a privately held business.

Private Fund (Private Equity/Credit) Private Transaction Request Form	Exhibit B	November 29, 2018	Updated the pre-approval form for investments in private funds and private transactions and renamed the form the Private Fund (Private Equity/Credit) Private Transaction Request Form.
Standards of Business Conducts and Fiduciary Obligations	Introductory Paragraphs	November 29, 2018	Added that the Code sets forth our standards of business conduct.

Topic	Section	Last Updated	Note
Compliance with Federal Securities Laws	Introductory Paragraphs	November 29, 2018	Added a reference and footnote defining “federal securities laws” as defined in Rule 204A-1(e)(4) under the Advisers Act.
Definitions – “Security or Securities”	II.E. – Old Footnote 1	November 29, 2018
Removed old Footnote 1 about the purchase and sale of Wells Fargo Advantage Alternative Strategies Fund securities to which Rock Creek previously served as a sub- adviser as a result of RockCreek’s acquisition of the ownership interest previously held by Wells Fargo and the liquidation of the Wells Fargo Alternative Strategies Fund.

Code of Ethics Records	Section VI.	November 29, 2018	Renumbered old Section V.C. (Compliance Committee Responsibilities – Code of Ethics Records) to new Section VI. (Code of Ethics Records).
Insider Trading Policy	Section VII.	November 29, 2018	Renumbered the Insider Trading Policy from old Section VI. to new Section VII.
Definitions – “Covered Account”	Section II.C.	February 3, 2020	Added the term “Reportable Securities” to clarify that term “Covered Account” applies to accounts that hold Reportable Securities.
Definitions – “Reportable Securities”	Section II.F.	February 3, 2020
Added the term “Reportable Securities” to clarify which securities are deemed to be reportable securities and which securities fall under the five exceptions as set forth in the adopting release of the Code of Ethics Rule.

Definitions – “Reportable Securities”	Section II.F.	February 3, 2020	Added that registered open-end ETFs are excluded from being a Reportable Security.
Definitions – “Securities Transactions”	Section II.G.	February 3, 2020	Renumbered the term “Securities Transactions” to new Section II.G. Also clarified that the term “Securities Transactions” applies to transactions involving Reportable Securities.
General Requirements for Access Persons – Special Requirements for Private Investments, New Issues, and Other Investments – Emerging Markets ETFs and Mutual Funds	Section III.B.4.	February 3, 2020	Enhanced the description of the preclearance process for emerging market ETFs and mutual funds.
General Requirements for Access Persons – Special	Section III.B.4	May 14, 2020	Clarified that Access Persons that are deemed to be and approved as knowledgeable

Topic	Section	Last Updated	Note
Requirements for Private Investments, New Issues, and Other Investments – Private Placements
employees for purposes of investing in a RockCreek private fund are considered to be pre-cleared. As such, submission of the Private Fund (Private Equity/Credit) Private Transaction Request Form is not required.

Private Fund (Private Equity/Credit) Private Transaction Request Form	Exhibit B	May 14, 2020
Updated to reflect removal of reference to knowledgeable employees as Access Persons that are deemed to be and approved as knowledgeable employees for purposes of investing in a RockCreek private fund are considered to be pre-cleared.

General Requirements for Access Persons – Special Requirements for Private Funds, New Issues, and Other Instruments – Investments in Cryptocurrencies	Section III.B.6	May 18, 2021
Clarified that Access Persons are permitted to invest directly in cryptocurrencies without preclearance but are required to disclose such investments by completing the Cryptocurrency Disclosure Form and to disclose such investments on a quarterly basis.

Cryptocurrency Disclosure Form	Exhibit C	May 18, 2021	In connection with updates to Section III.B.6 about disclosing investments in cryptocurrencies, added the Cryptocurrency Disclosure Form as Exhibit C.
New Hire and Annual Disclosure of Personal Securities Holdings	Exhibit D	May 18, 2021	The exhibit regarding the New Hire and Annual Disclosure of Personal Securities Holdings Form has been renumbered from old Exhibit C to new Exhibit D.
Quarterly Disclosure of Personal Securities Transactions and New Covered Accounts	Exhibit E	May 18, 2021	The exhibit regarding the Quarterly Disclosure of Personal Securities Transactions and New Covered Accounts Form has been renumbered from old Exhibit D to new Exhibit E.
Disclosure of New Corporate/Nonprofit Directorships	Exhibit F	May 18, 2021	The exhibit regarding the Disclosure of New Corporate/Nonprofit Directorships Form has been renumbered from old Exhibit E to new Exhibit F.

Disclosure of Corporate/Nonprofit Directorships	Exhibit G	May 18, 2021	The exhibit regarding the Disclosure of Corporate/Nonprofit Directorships Form has been renumbered from old Exhibit F to new Exhibit G.
Donations and Charitable Contributions Form	Exhibit H	May 18, 2021	The exhibit regarding the Donations and Charitable Contributions Form has been

Topic	Section	Last Updated	Note
renumbered from old Exhibit G to new Exhibit H.
Acknowledgement of Receipt of Code of Ethics and Compliance Manual	Exhibit I	May 18, 2021	The exhibit regarding the Acknowledgement of Receipt of Code of Ethics and Compliance Manual has been renumbered from old Exhibit H to new Exhibit I.
Annual Certification of Compliance	Exhibit J	May 18, 2021	The exhibit regarding the Annual Certification of Compliance has been renumbered from old Exhibit I to new Exhibit J.
Supplemental Quarterly Certification	Exhibit K	May 18, 2021
Renumbered and updated old Exhibit J to new Exhibit K (Supplemental Quarterly Certification) to add disclosures regarding direct dealings and relationships with the government of Canada and disclosures about whether one has made investments in cryptocurrencies.

Other Duties/Responsibilities/Gifts – Websites and Social Networking	Section IV.K.	November 7, 2021	Clarified the instances when team members may post materials and links related to RockCreek on their personal social media accounts without preclearance by Compliance.
Code of Ethics	Global Update	May 25, 2023	The Firm’s Employee Handbook is referenced as the Team Member Handbook as of May 2023.
Supplemental Quarterly Certification	Exhibit K	May 25, 2023	Updated the exhibit to reflect the inclusion of Question 10.C. regarding the TRS Code of Ethics for Contractors.
Standards of Business Conducts and Fiduciary Obligations	Introductory Paragraphs	November 18, 2023	Updated the description to indicate that the Code of Ethics applies to RockCreek’s relying advisers and their team members.

Code of Ethics	Global Update	December 1, 2024	Updated references to employee to team members where applicable.
Introductory Paragraph		December 1, 2024	Updated the Code’s applicability to Rule 17j- 1 of the Investment Company Act as RockCreek is a sub-adviser to Registered Funds.
Statement of General Principles – Fiduciary Responsibilities – Duty to	Section I.A.1.	December 1, 2024	Added that conflicts are disclosed in the respective prospectuses and Statements of

Topic	Section	Last Updated	Note
Disclose Material Facts and Conflicts			Additional Information of the Registered Funds to which RockCreek is a sub-adviser.
Definitions – “Reportable Securities”	Section II.F.	December 1, 2024
Indicated that Access Persons are permitted to purchase and sell securities of the Registered Funds to which RockCreek is a sub-adviser. subject submitting statements evidencing the purchase or sale of securities in the applicable Registered Fund and subject to a 30 day holding period.

General Requirements for Access Persons – Securities of Certain Issuers in Which Access Persons Have Interests – General Prohibition	Section III.A.1.	December 1, 2024
Added Registered Funds to which RockCreek is a sub-adviser to the general prohibition of Access Persons causing or attempting to cause such Registered Funds to purchase, sell or hold any security for the purpose of creating any personal benefit.

General Requirements for Access Persons – Special Requirements for Private Investments, New Issues, and Other Investments – Purchase or Sale of Securities of Registered Funds to Which RockCreek Is a Sub-Adviser
	Section III.B.7.	December 1, 2024
Added new subsection III.B.7 indicating that any purchase of securities of a Registered Fund to which RockCreek is a sub-adviser is subject to the 30-calendar day holding period set forth in Section III.B.5.

General Requirements for Access Persons – Special Requirements for Private Investments, New Issues, and Other Investments – Purchase or Sale of Securities of Registered Funds and the Securities in Sub-Portfolios to Which RockCreek Is a Sub-Adviser
	Section III.B.7.	December 19, 2024
Added restriction periods (the “Rebalancing Period”) with respect to personal trading of securities of Registered Funds when a scheduled quarterly rebalancing of the applicable Registered Fund Sub-Portfolios.

Added restriction periods with respect to personal trading of single issuer stocks based on ADTV that are in the applicable sub- portfolios when a scheduled quarterly balancing of the applicable Registered Fund Sub-Portfolios.

General Requirements for Access Persons – Special Requirements for Private Investments, New Issues, and Other Investments – Purchase or Sale of Securities of Registered	Section III.B.7.	December 19, 2024	Added Access Persons are restricted from purchasing or selling certain securities added to the Restricted List that are in a RockCreek sub-advised Registered Fund sub-portfolio.

Topic	Section	Last Updated	Note
Funds and the Securities in Sub-Portfolios to Which RockCreek Is a Sub-Adviser
Code of Ethics	Global Update	January 2, 2025	Updated references to “RockCreek personnel” and “Firm personnel” to “RockCreek team members” to be consistent with other RockCreek policies that reference RockCreek individuals.
Code of Ethics	Global Update	January 2, 2025	Clarified that “Compliance” and “Compliance Team” refers to RockCreek’s CCO and members of the Legal-Compliance Team.
Code of Ethics	Global Update	January 2, 2025	References to the “CCO” updated to “Compliance” or “Compliance Team” as it relates to functions, reviews, and authorizations.
Statement of General Principles – Fiduciary Responsibilities – Duty to Treat Each Client Fairly	Section I.A.3.	January 2, 2025	Updated examples of variances among Clients with respect to characteristics of a portfolio.

Statement of General Principles – Fiduciary Responsibilities – Duty to Provide Suitable Investment Advice	Section I.A.4.	January 2, 2025	Updated examples of materials to which RockCreek team members are to be familiar with the representations made therein.
Statement of General Principles – Personal Securities Transactions	Section I.B.	January 2, 2025	Clarified that team members may consult with the Compliance Team about personal investments and potential conflicts.
Definitions – “Access Persons”	Section II.A.	January 2, 2025
Clarified the term “Access Person” to apply to persons subject to the control or supervision of RockCreek and who has access to nonpublic information regarding the purchase or sale of securities for RockCreek’s Clients or is involved in making securities recommendations for RockCreek Clients.

Definitions – “Reportable Securities”	Section II.F.	January 2, 2025	In Footnote Number 5, removed cross reference to Section III.B. and emerging markets ETFs being subject to preclearance following restructuring of RockCreek strategies and portfolios.

Topic	Section	Last Updated	Note
General Requirements for Access Persons	Section III.	January 2, 2025	Clarified that the submission by individuals of their trading information to RockCreek does not imply that they are actually Access Persons for compliance purposes.
General Requirements for Access Persons – Securities of Certain Issuers in Which Access Persons Have Interests	Section III.A.2.	January 2, 2025
Clarified that prior to recommending or otherwise causing a Client to acquire securities of a Portfolio Fund in which an Access Person has a material personal interest, the Access Person is required to disclose that material personal interest in writing to Compliance and that the same disclosures is not needed more than once.

General Requirements for Access Persons – Special Requirements for Private Investments, New Issues, and Other Investments – Directorships and Options in Portfolio Companies	Section III.B.2.	January 2, 2025
Clarified that the restrictions with respect to the receipt of options in portfolio companies to which Access Persons serve as a director in such companies apply in circumstances when RCG Funds and Separate Accounts invest in such portfolio companies.

General Requirements for Access Persons – Special Requirements for Private Investments, New Issues, and Other Investments – Prior Approval Requirement – Private Placements	Section III.B.4.	January 2, 2025	Clarified description of the approval process of personal investments in a private placement.
General Requirements for Access Persons – Special Requirements for Private Investments, New Issues, and Other Investments – Prior Approval Requirement	Section III.B.4.	January 2, 2025
Removed emerging market securities as a type of personal investment that would require prior approval following restructuring of RockCreek strategies and portfolios having significantly less exposure to emerging markets and as a result, personal investments in emerging markets not being deemed to raise a potential conflict of interest that would require mitigating controls.

General Requirements for Access Persons – Special Requirements for Private Investments, New Issues, and Other Investments – Prior Approval Requirement – Emerging Market ETFs and Mutual Funds	Section III.B.4.	January 2, 2025
Removed section on personal trading in emerging markets ETFs and registered funds being subject to preclearance following restructuring of RockCreek strategies and portfolio having significantly less exposure to emerging markets and as a result, personal investments in emerging markets not being deemed to raise a potential conflict of interest that would require mitigating controls.

Topic	Section	Last Updated	Note
General Requirements for Access Persons – Reporting – Use of Approved Broker	Section III.C.1.	January 2, 2025	Clarified approval of an Access Person’s broker-dealer that is not on the Firm’s list of designated brokers for personal trading purposes.
General Requirements for Access Persons – Reporting – Use of Approved Broker	Section III.C.1.	January 2, 2025	Clarified time period when an Access Person is to make arrangements to transfer accounts to a broker-dealer for purposes of personal trading and reporting such trades to RockCreek.
General Requirements for Access Persons – Reporting – Quarterly Disclosures of Personal Securities Transactions and New Covered Accounts	Section III.C.3.	January 2, 2025	Updated description about quarterly disclosure of personal securities transactions.

Other Duties/Responsibilities/Gifts – Service as a Director	Section IV.A.	January 2, 2025	Updated description regarding the Firm’s policy with respect to Access Persons serving as directors on a “for profit” company or organization or on a not-for-profit organization.
Other Duties/Responsibilities/Gifts – Gifts – Personal Gifts Commemorating a Life Event, Milestone	Section IV.D.8.	January 2, 2025
Clarified the Firm’s policy with respect to personal gifts given to commemorate a life event or milestone (e.g., wedding, birth or adoption of a child) and the dollar threshold when such gifts are to be reported.

Other Duties/Responsibilities/Gifts – Charitable Contributions – Making Charitable Contributions	Section IV.G.2.	January 2, 2025	Updated charitable donation amount when disclosure is not required.
Other Duties/Responsibilities/Gifts – Civic/Political Activities and Contributions	Section IV.I.	January 2, 2025	Clarified description of applicability of the Firm’s Political Activity Compliance Policy to apply to team members who are categorized as being Covered Associates.
Other Duties/Responsibilities/Gifts – Websites and Social Networking	Section IV.K.	January 2, 2025	General updates regarding the use of Social Media.
Other Duties/Responsibilities/Gifts	Section IV.K.	January 2, 2025	Updated scope of review to include phones and adherence with the Firm’s on channel communications policy.

Topic	Section	Last Updated	Note
– Websites and Social Networking
Compliance Committee Responsibilities	Section V.	January 2, 2025	Updated description of members of the Compliance Committee.
Compliance Committee Responsibilities – Code Updates	Section V.A.	January 2, 2025	Clarified review and approval of updates to the Firm’s Code of Ethics.
Compliance Committee Responsibilities – Code Violations	Section V.B.	January 2, 2025	Clarified the CCO informing members of the Compliance Committee about a violation of the Code of Ethics.
Exhibit B	Private Fund Private Transaction Request Form	January 2, 2025	Form renamed from Private Fund (Private Equity/Credit) Private Transaction Request Form to Private Fund Private Transaction Request Form.
Exhibit I	Acknowledgment of Receipt of Compliance Manual, Code of Ethics, and Compliance Training	January 2, 2025
Updated acknowledgements to include agreeing to comply with RockCreek’s on channel communications policy regarding communications for business purposes (including investment and client matters) when conducted electronically.

Exhibit J	Annual Certification of Compliance	January 2, 2025
Updated representations to include having complied with RockCreek’s on channel communications policy regarding communications for business purposes (including investment and client matters) when conducted electronically.

Exhibit K	Supplemental Quarterly Certification	January 2, 2025
Updated representations to include having complied with RockCreek’s on channel communications policy regarding communications for business purposes (including investment and client matters) when conducted electronically.